Exhibit 4(h)

AMENDED AND RESTATED

AGENCY AGREEMENT

relating to

BANK OF AMERICA CORPORATION

and

BANK OF AMERICA, N.A.

U.S. $25,000,000,000

Euro Medium-Term Note Program

among

BANK OF AMERICA CORPORATION

and

BANK OF AMERICA, N.A.

as Issuers

and

JPMORGAN CHASE BANK, LONDON BRANCH

as Issuing and Principal Paying Agent

and

J.P. MORGAN BANK LUXEMBOURG S.A.

as Paying Agent

DATED AS OF AUGUST 1, 2003

Schedule 1	-	Form of Temporary Global Note	1-1
Schedule 2	-	Form of Permanent Global Note	2-1
Schedule 3	-	Form of Definitive Note, Coupon, Receipt and Talon	3-1
Schedule 4	-	Terms and Conditions	4-I- 1
Schedule 5	-	Form of Certificate to be Presented by Euroclear or Clearstream, Luxembourg	5-1
Schedule 6	-	Form of Certificate of Beneficial Owner	6-1
Schedule 7	-	Provision for Meetings of Noteholders	7-1
Schedule 8	-	Form of Put Notice	8-1
Schedule 9	-	Form of Calculation Agency Agreement	9-1

i

THIS AMENDED AND RESTATED AGENCY AGREEMENT (this “Agreement”) dated as of August 1, 2003 is made by and among:

(i) Bank of America Corporation, a Delaware corporation (the “Corporation”), and Bank of America, N.A., a national banking association (the “Bank”; the Bank and the Corporation are each an “Issuer” and collectively, the “Issuers”);

(ii) JPMorgan Chase Bank, London Branch (the “Agent” and the “Issuing and Principal Paying Agent”); and

(iii) J.P. Morgan Bank Luxembourg S.A. (the “Paying Agent”).

WHEREAS, the Corporation, the Bank, the Agent and the Paying Agent wish to update the arrangements originally agreed among them pursuant to that certain Agency Agreement dated November 8, 1995, as amended and restated to the date hereof, including the amendment and restatement dated July 27, 2001, and the amendment and restatement dated July 29, 2002 (the “Original Agency Agreement”);

WHEREAS, the Issuers propose to issue up to U.S. $15,000,000,000 with respect to the Corporation and U.S. $10,000,000,000 with respect to the Bank (or its equivalent in other currencies) in aggregate principal amount of Euro Medium-Term Notes (the “Notes”) outstanding at any one time as provided in an Amended and Restated Program Agreement of even date among the Issuers, the Arranger and the Dealers named therein (the “Program Agreement”) and as described in an Offering Circular of even date (the “Offering Circular”);

WHEREAS, Notes will be issued in the denominations specified in the applicable Pricing Supplement issued in connection with each Series and each Tranche of Notes; and

WHEREAS, unless otherwise determined by an Issuer and specified in the applicable Pricing Supplement, beneficial interests in each Tranche of Notes initially will be represented by a Temporary Global Note, exchangeable, as provided in such Temporary Global Note, for beneficial interests in a Permanent Global Note and, only under limited circumstances, beneficial interests in a Global Note may be exchangeable for Definitive Notes, in each case in accordance with the terms of the Global Notes.

NOW, THEREFORE, it is agreed as follows:

1.	Definitions and Interpretation

(1) Terms and expressions defined in the Program Agreement or the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context requires otherwise.

(2) Without prejudice to the foregoing in this Agreement:

“outstanding” means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in accordance with the Terms and Conditions, (b) those in respect of which the redemption date in accordance with the Terms and Conditions has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest or other amounts payable under the Terms and Conditions after such date) have been duly paid to the Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes and/or Receipts and/or Coupons, as the case may be, (c) those which have become void under Condition 8, (d) those which have been purchased and canceled as provided in Condition 5 (or as provided in the Global Notes), (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (f) (for purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10, (g) any Temporary Global Note to the extent that it shall have been exchanged for a Permanent Global Note, in each case pursuant to their respective provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Noteholders and (ii) the determination of how many Notes are outstanding for the purposes of Schedule 7, those Notes which are beneficially held by, or are held on behalf of, an Issuer or any of its affiliates shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means the Issuing and Principal Paying Agent and the Paying Agent referred to above and such other Paying Agent or Agents as may be appointed from time to time hereunder; and

(3) The term “Notes” as used in this Agreement shall include the Temporary Global Note and the Permanent Global Note, Definitive Notes and Coupons. The term “Notes” may also include “InterNotes,” which are certain fixed rate senior Notes that the Corporation may issue from time to time pursuant to sale arrangements to be entered into with Banc of America Securities Limited and Incapital Europe Limited, as arrangers, and dealers to be identified as InterNotes Dealers in a Subscription Agreement in substantially the form of Schedule E attached to the Program Agreement. The term “Global Note” as used in this Agreement shall include both the Temporary Global Note and the Permanent Global Note, each of which is a “Global Note.” The term “Noteholders” as used in this Agreement shall mean the several persons who are for the time being the holders of the Notes, which expression, while the Notes are represented by a Global Note, shall mean (other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested as against the relevant Issuer solely in the bearer of such Global Note in accordance with and subject to its terms) the persons for the time being shown in the records of a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the Noteholders of particular principal amounts of Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes standing to the credit of the account of any person shall be conclusive and binding for all purposes).

(4) For purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions “Notes,” “Noteholders,” “Receipts,” “Receiptholders,” “Coupons,” “Couponholders,” “Talons” and “Talonholders” shall be construed accordingly.

(5) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by an Issuer under this Agreement shall have the meaning set out in Condition 4.

(6) All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes).

(7) In this Agreement, Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

(8) All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Program Agreement, the Notes and any Terms and Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

(9) Any references herein to Euroclear or Clearstream, Luxembourg shall be deemed to include, whenever the context permits, a reference to any additional or alternative clearance system approved by the Issuers and the Agent.

2.	Appointments of Agent, Paying Agents and Calculation Agents

(1) The Issuers hereby continue the appointment of JPMorgan Chase Bank, London Branch, as agent, and JPMorgan Chase Bank, London Branch, hereby acknowledges its continued acceptance of such appointment as agent of the Issuers, upon the terms and subject to the conditions set out below, for the purposes of:

(a) completing, authenticating and delivering Global Notes and (if required) authenticating and delivering Definitive Notes;

(b) exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes;

(c) under limited circumstances, exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes;

(d) paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

(e) determining the end of the Restricted Period applicable to each Tranche;

(f) unless otherwise specified in the applicable Pricing Supplement, determining the interest or other amounts payable in respect of the Notes in accordance with the Terms and Conditions;

(g) arranging on behalf of the Issuers for notices to be communicated to the Noteholders;

(h) preparing and sending any required periodic reports to the Ministry of Finance of Japan (the “MoF”), or other appropriate authority and, subject to confirmation from the relevant Issuer for the need for such further reporting, ensuring that all necessary action is taken to comply with any reporting requirements of any competent authority of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Program;

(i) subject to the Procedures Memorandum, submitting to the appropriate stock exchange such number of copies of each Pricing Supplement which relates to Notes which are to be listed on that stock exchange as it may reasonably require;

(j) receiving notice from Euroclear or Clearstream, Luxembourg relating to the certificates of non-United States beneficial ownership of the Notes; and

(k) performing all other obligations and duties imposed upon it by the Terms and Conditions, this Agreement or as may be agreed between the relevant Issuer and the Agent in connection with a particular Series or Tranche of Notes.

(2) The relevant Issuer, in its discretion, may appoint (or remove) one or more agents outside the United States and its possessions (each, a “Paying Agent”) for the payment (subject to applicable laws and regulations) of the principal of, any interest, other amounts payable and Additional Amounts, if any, (as defined in Section 7 of the Terms and Conditions) on the Notes. Each Issuer hereby appoints J.P. Morgan Bank Luxembourg S.A., at its office in Luxembourg at 5 Rue Plaetis, L-2338 Luxembourg-Grund, as its Paying Agent in Luxembourg. Upon its written acceptance of such appointment or execution of a copy of this Agreement, each Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the relevant Issuer as such Issuer hereafter may grant to or confer upon it in writing. As used herein, “paying agencies” shall mean paying agencies maintained by a Paying Agent on behalf of an Issuer as provided elsewhere herein.

(3) The Issuers will appoint an agent to make certain calculations with respect to the Notes (the “Calculation Agent”) pursuant to the Terms and Conditions.

(4) The obligations of the Paying Agents under this Agreement shall be several and not joint.

3.	Issue of Temporary Global Notes

(1) Subject to sub-clause (2), following receipt of a notification from an Issuer in respect of an issue of Notes (such notification being by receipt of a confirmation (a “Confirmation”), substantially in the applicable form set out in the Procedures Memorandum) the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is hereby authorized on behalf of such Issuer:

(a) to prepare a Temporary Global Note in accordance with such Confirmation by attaching a copy of the applicable Pricing Supplement to a copy of the relevant master Temporary Global Note;

(b) to authenticate (or cause to be authenticated) such Temporary Global Note;

(c) to deliver such Temporary Global Note to the specified common depositary of Euroclear and/or Clearstream, Luxembourg in accordance with the Confirmation against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and to instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer (i) in the case of an issue of Notes on a non-syndicated basis, to credit the Notes represented by such Temporary Global Note to the Agent’s distribution account, and (ii) in the case of Notes issued on a syndicated basis, to hold the Notes represented by such Temporary Global Note pursuant to the relevant Issuer’s order; and

(d) to ensure that the Notes of each Tranche are assigned a common code (“Common Code”) and International Security Identification Number (“ISIN”) by Euroclear and Clearstream, Luxembourg which are different from the Common Code and ISIN assigned to Notes of any other Tranche of the same Series until 40 days after the completion of the distribution of the Notes of such Tranche as notified by the Agent to the relevant Dealer.

(2) The Agent shall only be required to perform its obligations under sub-clause (1) if it holds:

(a) master Temporary Global Notes, duly executed by a person or persons authorized to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Temporary Global Notes in accordance with paragraph 3(1)(a); and

(b) master Permanent Global Notes, duly executed by a person or persons authorized to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Permanent Global Notes in accordance with Clause 4 below.

(3) The Agent will provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg.

4.	Determination of Exchange Date, Issue of Permanent Global Notes or Definitive Notes and Determination of Restricted Period

(1) (a) The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

(b) The Agent shall deliver, upon notice from Euroclear or Clearstream, Luxembourg, a Permanent Global Note or Definitive Notes, as the case may be, in accordance with the terms of the Temporary Global Note in each case against certification of non-U.S. beneficial ownership as required by U.S. Treasury Regulations unless such Certification has already been given. Upon any such exchange of a portion of a Temporary Global Note for an interest in a Permanent Global Note the Agent is hereby authorized on behalf of the relevant Issuer:

(i) for the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Pricing Supplement to a copy of the relevant master Permanent Global Note;

(ii) for the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(iii) for the first Tranche of any Series of Notes, to deliver such Permanent Global Note to the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Global Note in the relevant spaces in Schedule 2 of both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg; and

(iv) in any other case, to attach a copy of the applicable Pricing Supplement to the Permanent Global Note applicable to the relevant Series and enter details of any exchange in whole or part as aforesaid.

(2) (a) For a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(b) For a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such dealer was completed.

(c) For a Tranche issued on a syndicated basis, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(d) Forthwith upon determining the end of the Restricted Period in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer and the relevant Dealer or the Lead Manager in the case of a syndicated issue.

5.	Issue of Definitive Notes

(1) Interests in a Global Note will be exchangeable for Definitive Notes with Coupons attached only if: (i) an Event of Default (as defined in the Terms and Conditions) occurs and is continuing, or (ii) the relevant Issuer is notified that either Euroclear or Clearstream, Luxembourg has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) after the original issuance of the Notes or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Noteholders is available, or (iii) the relevant Issuer, after notice to the Agent, determines to issue Notes in Definitive form. Upon the occurrence of these events, the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note. For this purpose the Agent is hereby authorized on behalf of the relevant Issuer:

(a) to authenticate such Definitive Note(s) in accordance with the provisions of this Agreement; and

(b) to deliver such Definitive Note(s) to or to the order of Euroclear and/or Clearstream, Luxembourg in exchange for such Global Note.

The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Note(s) in accordance with the provisions of a Global Note and this Agreement (and the aggregate principal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

(2) The relevant Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this Clause 5.

6.	Terms of Issue

(1) The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Terms and Conditions.

(2) Subject to the procedures set out in the Procedures Memorandum, for the purposes of Clause 3(1) the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorized representative of the relevant Issuer named in the lists referred to in, or notified pursuant to, Clause 17(7) as sufficient instructions and authority of such Issuer for the Agent to act in accordance with Clause 3(l).

(3) If a person who has signed on behalf of the relevant Issuer any Note not yet issued but held by the Agent in accordance with Clause 3(1) ceases to be authorized as described in Clause 17(7), the Agent (unless such Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of such Issuer or otherwise until replacements have been provided to the Agent) shall continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall be, unless notified as aforesaid, valid and binding obligations of such Issuer. Promptly upon such person ceasing to be authorized, the relevant Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so canceled and destroyed.

(4) If the Agent pays an amount (the “Advance”) to an Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays such Issuer, the Agent shall notify such Issuer by tested telex or facsimile that the Payment has not been received and such Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

(5) Except in the case of issues where the Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg) after such Issue Date, the Agent will continue to hold the Defaulted Note pursuant to the order of the relevant Issuer. The Agent shall notify the relevant Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify such Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note.

7.	Payments

(1) The Agent shall advise the relevant Issuer, no later than 10 Business Days (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to this sub-clause (1) of the payment amount, value date and payment instructions and the relevant Issuer will before 10:00 a.m. New York time on each date on which any payment in respect of any Notes issued by it becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the relevant Issuer may agree.

(2) The relevant Issuer will ensure that no later than 4:00 p.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to sub-clause (1), the Agent shall receive from the paying bank of the relevant Issuer an irrevocable confirmation in the form of a SWIFT message or tested telex that such payment shall be made. For the purposes of this Clause 7, “Business Day” means a day which is both:

(a) a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and Charlotte, North Carolina and any additional business center(s) specified in the applicable Pricing Supplement (“Additional Business Center(s)”); and

(b) either (1) for any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (the “Principal Financial Center”) of the country of the relevant Specified Currency (if other than London) or (2) for any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET System”) or any successor thereto is operating. Unless otherwise provided in the applicable Pricing Supplement, the Principal Financial Center of any

country for the purpose of these Terms and Conditions shall be as provided in the ISDA Definitions, except that the Principal Financial Center of Australia shall be Melbourne and Sydney, the Principal Financial Center of Canada shall be Toronto and the Principal Financial Center of New Zealand shall be Wellington.

(3) The Agent shall ensure that payments of both principal and interest in respect of any Temporary Global Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Note) has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

(4) Subject to the receipt by the Agent of the payment confirmation as provided in sub-clause (2) above, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer in the manner provided in the Terms and Conditions. If any payment provided for in sub-clause (l) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(5) If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to sub-clause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments. Should the Agent or any Paying Agent elect not to make payment of amounts falling due in respect of the Notes as aforesaid, it shall advise the relevant Issuer of any such decision as soon as practicable by telephone with confirmation by telefax.

(6) Without prejudice to sub-clauses (4) and (5), if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the relevant Issuer will, in addition to paying amounts due under sub-clause (l), pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

(7) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Terms and Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made prior to the day on which such Agent has to give payment instructions in respect of the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

(8) If the Agent pays out on or after the due date therefor, or becomes liable to pay out, funds on the assumption that a corresponding payment by the relevant Issuer has been or will be made and such payment has in fact not been made by such Issuer, then such Issuer shall on demand reimburse the Agent for the relevant amount, and pay interest to the Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Agent of funding the amount paid out, as certified by the Agent and expressed as a rate per annum. For the avoidance of doubt, the provisions of the Terms and Conditions as to subordination shall not apply to the relevant Issuer’s obligations under this sub-clause (8).

(9) While any Notes are represented by a Global Note or Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Note or Global Notes, subject to, and in accordance with, the provisions of the Global Note or Global Notes. The Paying Agent to which any Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

(10) If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Note is presented for the purpose of making such payment shall make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

8.	Determinations and Notifications in Respect of Notes and Interest Determination

(a) Determinations and Notifications

(1) The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Terms and Conditions, all subject to and in accordance with the Terms and Conditions, provided that certain calculations with respect to the Notes, and associated publication or notification, shall be made by the Calculation Agent in accordance with the Terms and Conditions.

(2) The Agent or the Calculation Agent, as the case may be, shall not be responsible to the relevant Issuer or to any third party (except in the event of gross negligence, default or bad faith of the Agent or the Calculation Agent) as a result of the Agent or the Calculation Agent having acted in good faith on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(3) The Agent or the Calculation Agent, as the case may be, promptly shall notify (and confirm in writing to) the relevant Issuer, the other Paying Agents and (in respect of a Series of Notes listed on a stock exchange) the relevant stock exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day as defined in Clause 7(2) immediately preceding the date on which payment is to be made to the Agent pursuant to Clause 7(l)) and of any subsequent amendment thereto pursuant to the Terms and Conditions.

(4) The Agent or the Calculation Agent, as the case may be, shall use its best efforts to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions to be published as required in accordance with the Terms and Conditions as soon as possible after their determination or calculation.

(5) If the Agent or the Calculation Agent, as the case may be, does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 8, it forthwith shall notify the relevant Issuer and the Paying Agents of such fact.

(6) Determinations with regard to Notes (including, without limitation, Indexed Notes and Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Pricing Supplement in the manner specified in the applicable Pricing Supplement. Unless otherwise agreed between the relevant Issuer and the relevant Dealer, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 9 to this Agreement.

(7) For the purposes of monitoring the aggregate principal amount of Notes issued under the Program, the Agent shall determine the U.S. Dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes, each Issue of Partly Paid Notes and each issue of Indexed Notes as follows:

(a) the U.S. Dollar equivalent of Notes denominated in a currency other than U.S. Dollars shall be determined as of the Agreement Date for such Notes on the basis of the spot rate for the sale of the U.S. Dollar against the purchase of the relevant currency quoted by a foreign exchange dealer selected by the relevant Issuer on the relevant day of calculation;

(b) the U.S. Dollar equivalent of Dual Currency Notes and Indexed Notes (other than Indexed Redemption Amount Notes) shall be calculated as specified above by reference to the original nominal amount of such Notes;

(c) the U.S. Dollar equivalent of Zero Coupon Notes, other Notes issued at a discount or premium and Indexed Redemption Amount Notes shall be calculated as specified above by reference to the net proceeds received by the relevant Issuer for the relevant issue; and

(d) the U.S. Dollar equivalent of Partly Paid Notes shall be determined as specified above by reference to the original principal amount of such Notes regardless of the amount paid on the Notes.

(b)	Interest Determination, Screen Rate Determination including Fallback Provisions

(1) Where screen rate determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, (“Screen Rate Determination”) the Rate of Interest for each Interest Period will be, subject as provided below, either:

(a) the offered quotation (if there is only one quotation on the relevant screen page (the “Relevant Screen Page”)), whatever its designation; or

(b) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the rate (the “Reference Rate”) by reference to the Rate of Interest which appears or appear, as the case may be, on the Relevant Screen Page on which the Reference Rate is for the time being displayed on the Reuter Monitor Money Rates Service or the appropriate display on Bridge Telerate, Inc. (or such service as is specified in the applicable Pricing Supplement) at 11:00 a.m. (London time in the case of Libor, or Brussels time in the case of Euribor) on the dates on which the Rate of Interest is to be determined (each, an “Interest Determination Date”) plus or minus the Margin, if any (as indicated in the applicable Pricing Supplement), all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, only one of such quotations) and the lowest (or, if there is more than one such lowest quotation, only one of such quotations) shall be disregarded by the Calculation Agent for purposes of determining the arithmetic mean of such offered quotations.

(2) If the Relevant Screen Page is not available or if, in the case of sub-clause (b)(1)(a) above, no such offered quotation appears or, in the case of sub-clause (b)(1)(b) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Calculation Agent shall at its sole discretion request the principal London office of each of the Reference Banks (defined below) to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period to leading banks in the London interbank market at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin, if any, all as determined by the Calculation Agent.

(3) If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines to be the arithmetic mean (rounded as provided above) of the rates, as communicated to (and at the request of) the Calculation Agent by any two or more of the Reference Banks, at which such banks were offered, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London interbank market in the case of LIBOR, or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any. If fewer than two of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest shall be the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, any one or more banks informs the Calculation Agent it is quoting to leading banks in the London interbank market in the case of LIBOR, or leading banks in the EuroZone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(4) If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or Euribor, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

In this Clause 3, the expression “Reference Banks” means, in the case of sub-clause (b)(1)(a) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and in the case of sub-clause (b)(1)(b) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

The expression “Euro-Zone” means, the region comprised of member states of the European Union that have adopted the euro as the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam.

9.	Notice of any Withholding or Deduction

If the relevant Issuer, in respect of any payment, is compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, the relevant Issuer shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

10.	Duties of the Agent in Connection with Early Redemption

(1) If the relevant Issuer decides to redeem any outstanding Notes (in whole or in part) for the time being outstanding prior to their Maturity Date or the Interest Payment Date falling in the Redemption Month (as the case may be) in accordance with the Terms and Conditions, such Issuer shall give notice of such decision to the Agent not less than seven London Business Days before the date on which such Issuer will give notice of such redemption to the Noteholders in accordance with the Terms and Conditions in order to enable the Agent to undertake its obligations herein and in the Terms and Conditions.

(2) If only some of the Notes of like tenor and of the same Series are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Terms and Conditions but shall give the relevant Issuer reasonable notice of the time and place proposed for such drawing. Where partial redemptions are to be effected when there are Definitive Notes outstanding, the Issuing and Principal Paying Agent will select by lot the Notes to be redeemed from the outstanding Notes in compliance with all applicable laws and stock exchange requirements and deemed by the Agent to be appropriate and fair; and where partial redemptions are to be effected when there are no Definitive Notes outstanding, the rights of Noteholders will be governed by the standard provisions of Euroclear and Clearstream, Luxembourg. Notice of any partial redemption and, when there are Definitive Notes outstanding, of the serial numbers of the Notes so drawn, will be given by the Agent to the Noteholders in accordance with the terms of the Notes and this Agreement.

(3) On behalf of and at the expense of the relevant Issuer, the Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Terms and Conditions. The Agent also will notify the other Paying Agents of any date fixed for redemption of any Notes.

(4) Immediately prior to the date on which any notice of redemption is to be given to the Noteholders, the relevant Issuer shall deliver to the Agent a certificate stating that such Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that all conditions precedent to such redemption have occurred or been satisfied and shall comply with all notice requirements provided for in the Terms and Conditions.

(5) Each Paying Agent will keep a stock of notices (each, a “Put Notice”) in the form set out in Schedule 8 and will make such notices available on demand to Noteholders, the Terms and Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Terms and Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Coupons, if any, relating to it and deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Coupons, if any) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Terms and Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Coupons, if any) by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the relevant Issuer.

11.	Receipt and Publication of Notices; Receipt of Certificates

(1) Upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Terms and Conditions, the Agent shall forward a copy thereof to the relevant Issuer.

(2) On behalf of and at the request and expense of the relevant Issuer, the Agent shall cause to be published all notices required to be given by such Issuer to the Noteholders in accordance with the Terms and Conditions.

(3) The Agent shall have no responsibility to obtain the certificate of the relevant Issuer delivered by such Issuer to the Agent pursuant to Condition 9 if such a certificate is required to be issued, nor shall the Agent have any responsibility to notify the relevant Issuer that the Agent has not obtained such a certificate from such Issuer if such a certificate is required to be issued.

12.	Cancellation of Notes, Receipts, Coupons and Talons

(1) All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be delivered outside the United States to the Agent, and shall be canceled by the Agent. In addition, all Notes which are purchased by or on behalf of the relevant Issuer or any of its subsidiaries and are surrendered to the Agent for cancellation, together (in the case of Notes in Definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be canceled by the Agent.

(2) The relevant Issuer shall have the right to request that the Agent provide, without limitation, the following information:

(a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b) the number of Notes canceled together (in the case of Definitive Notes, if any) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(c) the aggregate amount paid in respect of interest on the Notes;

(d) the total number by maturity date of Receipts, Coupons and Talons so canceled; and

(e) in the case of Definitive Notes, if any, the serial numbers of such Notes, which shall be given to the relevant Issuer by the Agent as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.

(3) The Agent shall destroy all canceled Notes, Receipts, Coupons and Talons.

(4) The Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 10) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall at all reasonable times make such record available to the relevant Issuer and any persons authorized by it for inspection and for the taking of copies thereof or extracts therefrom.

(5) All records and certificates made or given pursuant to this Clause 12 and Clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

13.	Issue of Replacement Notes, Receipts, Coupons and Talons

(1) The Issuers will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request to the Agent in Luxembourg (in such capacity, the “Replacement Agent”) at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(2) The Replacement Agent will, subject to, and in accordance with, the Terms and Conditions and the following provisions of this Clause 13, authenticate and cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Note, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4) The Replacement Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

(a) paid such reasonable costs and expenses as may be incurred in connection therewith, including any tax or other governmental charge that may be imposed in relation thereto;

(b) furnished it with such evidence and indemnity as the relevant Issuer may reasonably require; and

(c) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Replacement Agent.

(5) The Replacement Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Clause 13 and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so canceled and, unless otherwise instructed by such Issuer in writing, shall destroy such canceled Notes, Receipts, Coupons and Talons and furnish such Issuer with a destruction certificate stating the serial number of the Notes (in the case of Definitive Notes) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(6) The Replacement Agent, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith shall inform the relevant Issuer, the Agent and the other Paying Agents of the serial number of such replacement

Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 13, the Replacement Agent also shall notify the Agent and the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7) The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the relevant Issuer and any persons authorized by it for inspection and for the taking of copies thereof or extracts therefrom.

(8) Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the relevant Issuer and the other Paying Agents and shall not make payment in respect thereto, until instructed by such Issuer.

14.	Copies of Documents Available for Inspection

The Agent and the Paying Agents shall hold available for inspection copies of:

(1) the organizational documents of the Issuers;

(2) the latest available audited consolidated financial statements of the Corporation and its consolidated subsidiaries, beginning with such financial statements for the fiscal years ended December 31, 2002 and the publicly available portions of the Call Reports with respect to the Bank beginning with the period ending December 31, 2002;

(3) the Program Agreement and this Agreement;

(4) the Offering Circular; and

(5) any future offering circulars, information memoranda and supplements (except that a Pricing Supplement relating to any unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Paying Agent as to ownership) to the Offering Circular and any other documents incorporated therein by reference and in the case of a syndicated issue of listed Notes, the syndication agreement (or equivalent document).

For this purpose, the Issuers shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.

15.	Meetings of Noteholders

(1) The provisions of Schedule 7 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

(2) Without prejudice to sub-clause (l), each of the Agent and the Paying Agents on the request of any Noteholder shall issue voting certificates and block voting instructions in accordance with Schedule 7 and shall forthwith give notice to the relevant Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, will deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

16.	Repayment by the Agent

Upon the relevant Issuer being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Terms and Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on written demand pay to the relevant Issuer sums equivalent to any amounts paid to it by such Issuer for the purposes of such payments.

17.	Conditions of Appointment

(1) The Agent shall be entitled to deal with money paid to it by an Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof; and

(b) as provided in sub-clause (2) below; and

(c) that it shall not be liable to account to the relevant Issuer for any interest thereon.

(2) In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Issuers and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons.

(3) The Agent and the Paying Agents hereby undertake to the Issuers to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein, in the Terms and Conditions and in the Procedures Memorandum specifically set forth and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents, other than the duty to act honestly and in good faith.

(4) The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5) Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the relevant Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Issuer.

(6) Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder, and may engage or be interested in any financial or other transactions with the relevant Issuer and may act on, or as depositary, trustee or agent for, any committee or body of Noteholders or Couponholders or in connection with any other obligations of the relevant Issuer as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7) The relevant Issuer shall provide the Agent with a certified copy of the list of persons authorized to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Agent that such person has been so authorized, provided, however, that the Agent shall not incur any liability for any losses, claims or damages resulting from the relevant Issuer’s failure to provide such notification to the Agent.

18.	Communication Between the Parties

A copy of all communications relating to the subject matter of this Agreement between any Issuer and the Noteholders, Receiptholders or Couponholders and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent.

19.	Changes in Agent and Paying Agents

(1) The Issuers agree that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent or have been returned to the relevant Issuer as provided herein:

(a) so long as any Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(b) there will at all times be a Paying Agent with a specified office in a city in continental Europe; and

(c) there will at all times be an Agent.

In addition, the Issuers shall appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 4(b). Any variation, termination, appointment or change only shall take effect (other than in the case of insolvency (as provided in sub-clause (5)), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with the Terms and Conditions.

(2) The Agent may (subject as provided in sub-clause (4)) at any time resign as Agent by giving at least 90 days’ written notice to the Issuers of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall never be less than three months after the receipt of such notice by the Issuers unless the Issuers agree to accept less notice.

(3) The Agent may (subject as provided in sub-clause (4)) be removed at any time on at least 45 days’ notice by the filing with it of an instrument in writing signed on behalf of each Issuer specifying such removal and the date when it shall become effective.

(4) Any resignation under sub-clause (2) or removal under sub-clause (3) shall only take effect upon the appointment by the Issuers as hereinafter provided, of a successor Agent and (other than in cases of insolvency of the Agent) on the expiration of the notice to be given under Clause 21. The Issuers agree with the Agent that if, by the day falling ten days before the expiration of any notice under sub-clause (2), the Issuers have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuers, to appoint as a successor Agent in its place a reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

(5) In case at any time the Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing, may be appointed by the Issuers by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent) upon expiration of the notice to be given under Clause 21 the Agent so superseded shall cease to be the Agent hereunder.

(6) Subject to sub-clause (l):

(a) the Issuers may, after prior consultation (other than in the case of insolvency of any Paying Agent) with the Agent, terminate the appointment of any of the Paying Agents at any time; or

(b) the Issuers may in respect of the Program, or the relevant Issuer may in respect of any Series of Notes, if so required by the relevant Stock Exchange or regulatory body, appoint one or more additional Paying Agents by giving to the Agent, and to the relevant Paying Agent, at least 45 days’ notice in writing to that effect.

(7) Subject to sub-clause (l), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Issuers and the Agent at least 45 days’ written notice to that effect.

(8) Upon its resignation or removal becoming effective the Agent or the relevant Paying Agent:

(a) shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Clause 12(4) to the successor Agent hereunder; and

(b) shall be entitled to the payment by the Issuers of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of Clause 25.

(9) Upon its appointment becoming effective, a successor Agent and any new Paying Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

20.	Merger and Consolidation

Any entity into which the Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any entity to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer forthwith shall be given to the Issuers by the relevant Agent or Paying Agent.

21.	Notification of Changes to Paying Agents

Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Agent (on behalf of and at the expense of the Issuers) shall give or cause to be given not more than 60 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Terms and Conditions.

22.	Change of Specified Office

If the Agent or any Paying Agent determines to change its specified office it shall give to the Issuers and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuers) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 19 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Terms and Conditions.

23.	Notices

All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

Address
The Corporation:	Bank of America Corporation Bank of America Corporate Center 100 North Tryon Street NC1-007-23-01 Charlotte, North Carolina 28255-0065 U.S.A. Attn: Corporate Treasury Telecopy: (704) 386-0270

with a copy to:

Bank of America Corporation Bank of America Corporate Center 100 North Tryon Street Legal Department NC1-007-56-11 Charlotte, North Carolina 28255 U.S.A. Attn: General Counsel Telecopy: (704) 370-3515

The Bank:	Bank of America, N.A. Bank of America Corporate Center 100 North Tryon Street NC1-007-23-01 Charlotte, North Carolina 28255 U.S.A. Attn: Corporate Treasury Telecopy: (704) 386-0270

with a copy to:

Bank of America Corporation Bank of America Corporate Center 100 North Tryon Street Legal Department NC1-007-56-11 Charlotte, North Carolina 28255 U.S.A. Attn: General Counsel Telecopy: (704) 370-3515

The Agent:	JPMorgan Chase Bank Trinity Tower 9 Thomas More Street London E1W 1YT United Kingdom Attn: Manager, Institutional Trust Services Telecopy: 44-1202-34-7601

The Paying Agent:	J.P. Morgan Bank Luxembourg S.A. 5 Rue Plaetis L-2338 Luxembourg - Grund Attn: Manager, Institutional Trust Services Telecopy: 352-462685-380

with a copy to:

Bank of America Corporation Bank of America Corporate Center 100 North Tryon Street Legal Department NC1-007-56-11 Charlotte, North Carolina 28255 U.S.A. Attn: General Counsel Telecopy: (704) 370-3515

or at any other address of which any of the foregoing shall have notified the others in writing.

(1) if delivered in person to the relevant address specified in the signature pages hereof and if so delivered, shall be deemed to have been delivered at the time of receipt; or

(2) if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

24.	Taxes and Stamp Duties

The Issuers agree to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

25.	Commissions, Fees and Expenses

(1) The Issuers undertake to pay in respect of the services of the Agent and the Paying Agents under this Agreement such fees and expenses as may be agreed between them from time to time, the initial such fees being set out in a letter of even date herewith from the Agent to, and countersigned by, the Issuers.

(2) The Issuers will promptly pay on demand all reasonable out-of-pocket expenses (including legal, advertising, facsimile, telex and postage expenses) properly incurred by the Agent and the Paying Agents in connection with their services hereunder, including, without limitation, the expenses contemplated in Clause 24.

26.	Indemnity

(1) The relevant Issuer (or Issuers, as the case may be) undertakes to indemnify and hold harmless each of the Agent and the Paying Agents against all losses, liabilities, costs (including, without limitation, legal fees and expenses), expenses, claims, actions or demands which the Agent or any Paying Agent, as the case may be, may reasonably incur or which may be made against the Agent or any Paying Agent, as a result of or in connection with the appointment or the exercise of or performance of the powers, discretions, authorities and duties of the Agent or any Paying Agent under this Agreement except such as may result from its own gross negligence, bad faith or failure to comply with its obligations hereunder or that of its officers, employees or agents.

(2) Each of the Agent and the Paying Agents shall severally indemnify and hold harmless the relevant Issuer (or Issuers, as the case may be) against any loss, liability, costs (including, without limitation, legal fees and expenses), expense, claim, action or demand which it may reasonably incur or which may be made against it as a result of such Agent’s or Paying Agent’s own negligence, bad faith or material failure to comply with its obligations under this Agreement or that of its officers, employees or agents.

(3) If, under any applicable law and whether pursuant to a judgment being made or registered or in the liquidation, insolvency or analogous process of any party hereto or for any other reason, any payment under or in connection with this Agreement is made or fails to be satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is expressed to be due (the “Required Currency”) under this Agreement, then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the payee to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the payee falls short of the amount due under the terms of this Agreement, the payor shall, as a separate and independent obligation, indemnify and hold harmless the payee against the amount of such shortfall. For the purpose of this Clause 26, “rate of exchange” means the rate at which the payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

27.	Reporting

(1) The Agent shall upon receipt of a written request therefor from an Issuer and after the payment of any further remuneration agreed between such Issuers and the Agent (on behalf of such Issuers and on the basis of the information and documentation the Agent had in its possession) use all reasonable efforts to submit such reports or information as may be required from time to time by any applicable law, regulation or guideline promulgated by (i) any relevant United States governmental regulatory authority in respect of the issue and purchase of Notes or (ii) any other relevant governmental regulatory authority in respect of the issue and purchase of Notes denominated in the applicable currency of such governmental regulatory authority.

(2) The Agent will notify the MoF of such details relating to Yen Notes and provide such other information about the Program to the MoF as may be required.

28.	Governing Law

(1) This Agreement, the Notes, and any Receipts, Coupons or Talons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

(2) The Issuers and the Agent each hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement, any Note, Receipt, Coupon or Talon, as the case may be (together, the “Proceedings”). The Issuers and the Agent each irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuers and the Agent each agree that final judgment in the Proceedings brought in such a court shall be conclusive and binding upon the Issuers or the Agent, as the case may be, and may be enforced in any court of the jurisdiction to which the relevant Issuer (or Issuers, as the case may be) or the Agent is subject by a suit upon such judgment, provided that the service of process is effected upon such Issuers and the Agent in the manner specified in subsection (3) below or as otherwise permitted by law.

(3) As long as any of the Notes, Receipts, Coupons or Talons remains outstanding, the relevant Issuer shall at all times either maintain an office or have an authorized agent in New York City upon whom process may be served in the Proceedings. Service of process upon either Issuer at its offices or upon such agent with written notice of such service mailed or delivered to the relevant Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon such Issuer in the Proceedings. Each Issuer hereby appoints CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes, and covenants and agrees that service of process in the Proceedings may be made upon it at its office or at the specified offices of such agent (or such other addresses or at the offices of any other authorized agents which the relevant Issuer may designate by written notice to the Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

29.	Amendments

Without the consent of the Noteholders, Receiptholders or Couponholders, the Agent and the Issuers may agree to modifications of or amendments to this Agreement, the Notes, the Receipts or the Coupons for any of the following purposes:

(A) to evidence the succession of another entity to an Issuer and the assumption by any such successor of the covenants of such Issuer in this Agreement, the Notes, Receipts or Coupons;

(B) to add to the covenants of an Issuer for the benefit of the Noteholders, the Receiptholders or the Couponholders, or to surrender any right or power herein conferred upon such Issuer;

(C) to relax or eliminate the restrictions on payment of principal and interest in respect of the Notes, Receipts or Coupons in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Noteholders, the Receiptholders or the Couponholders;

(D) to cure any ambiguity, to correct or supplement any defective provision herein or any provision which may be inconsistent with any other provision herein;

(E) to make any other provisions with respect to matters or questions arising under the Notes, the Receipts, the Coupons or this Agreement, provided such action pursuant to this sub-clause (E) shall not adversely affect the interests of the Noteholders, the Receiptholders or the Couponholders;

(F) to authorize or facilitate the issuance of Notes in registered form;

(G) to facilitate the issuance of Notes in accordance with the laws of a particular country; and

(H) to permit further issuances of Notes in accordance with the terms of the Program Agreement.

Any such modification or amendment shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification or amendment shall be notified to the Noteholders, the Receiptholders or the Couponholders in accordance with Condition 13 as soon as practicable thereafter.

30.	Descriptive Headings

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

31.	Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Any party may enter into this Agreement by signing such a counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective officers thereunder duly authorized as of the date and year first above written.

BANK OF AMERICA CORPORATION
as Issuer

By	/s/ JAMES T. HOUGHTON
Name: James T. Houghton
Title: Senior Vice President

BANK OF AMERICA, N.A.
as Issuer

By:	/s/ KAREN A. GOSNELL
Name: Karen A. Gosnell
Title: Senior Vice President

JPMORGAN CHASE BANK, LONDON BRANCH
as Agent and Principal Paying Agent

By	/s/ CARL BALDRY
Name: Carl Baldry
Title:

J.P. MORGAN BANK LUXEMBOURG S.A.
as Paying Agent

By	/s/ CARL BALDRY
Name: Carl Baldry
Title:

Schedule 1 to

Amended and Restated Agency Agreement

FORM OF TEMPORARY GLOBAL NOTE

[THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS.]1

[THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK (INCLUDING CLAIMS OF HOLDERS OF SENIOR NOTES ISSUED BY THE BANK), IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.]2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT (“U.S. PERSONS”), EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

THIS NOTE IS A TEMPORARY GLOBAL NOTE IN BEARER FORM, WITHOUT COUPONS, EXCHANGEABLE FOR A BEARER NOTE IN PERMANENT GLOBAL FORM. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE AMENDED AND RESTATED AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	[This language is applicable only to Temporary Global Notes issued by the Bank.]
[2]	[This language is applicable only to Temporary Global Notes that are issued by the Bank and are subordinated.]

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[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER.]3

[3]	[This language is applicable only to Temporary Global Notes representing Notes with maturities of 183 days or less from the date of original issue.]

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[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

EURO MEDIUM-TERM NOTES

TEMPORARY GLOBAL NOTE

COMMON CODE:	ISIN:

This Global Note is a Temporary Global Note in bearer form without interest coupons in respect of a duly authorized Series of Euro Medium-Term Notes (the “Notes”) of [Bank of America Corporation]/[Bank of America, N.A.] (the “Issuer”) described, and having the provisions specified, in the applicable Pricing Supplement (the “Pricing Supplement”), which provisions are incorporated herein. References herein to the Terms and Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 4 to the Amended and Restated Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Terms and Conditions and/or the Pricing Supplement shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the Terms and Conditions and an Amended and Restated Agency Agreement (the “Amended and Restated Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of August 1, 2003 and made among Bank of America Corporation, Bank of America, N.A., JPMorgan Chase Bank, London Branch (the “Agent”), J.P. Morgan Bank Luxembourg S.A. and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Terms and Conditions, promises to pay to the bearer hereof on each Installment Date the amount payable on such Installment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Installment Notes) and on the Maturity Date or, as the case may be, on the Interest Payment Date, or on such earlier date as any of the Notes represented by this Global Note may become due and payable in accordance with the Terms and Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and payable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Terms and Conditions together with any other sums payable under the Terms and Conditions, upon presentation and, at maturity, surrender of this Global Note at the office of the Agent or at the specified office of any of the other paying agents located outside the United States (except as provided in the Terms and Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein. On any redemption or payment of an Installment Amount or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.

[The indebtedness evidenced by this Note, including the principal, premium, if any, interest or other amounts payable shall be subordinate and junior in right of payment to its obligations to its depositors, its obligations under bankers’ acceptances and letters of credit and its obligations to its other creditors (including holders of Senior Notes of the Issuer), including its obligation to any Federal Reserve Bank, the Federal Deposit Insurance Corporation (“FDIC”), and any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, interest or other amounts payable on this Note, together with any obligations of the Issuer ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof and

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any unpaid premium, if any, interest or other amounts payable before any payment or other distribution whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Note. Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, interest or other amounts payable on this Note according to its terms.

Notwithstanding any other provisions contained in this Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the Office of the Comptroller of the Currency (the “Comptroller”) or any receiver or conservator of the Issuer appointed by the Comptroller shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer of the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, premium, if any, interest or other amounts payable on this Note and the due and punctual performance of all covenants and conditions. The completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for the substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest or other amounts payable and principal previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of the Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.]4

Upon any redemption, payment of an Installment Amount or purchase and cancellation, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount of such Notes so redeemed or purchased and canceled or the amount of such Installment Amount. The principal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an Installment Amount or purchase and cancellation as aforesaid or any exchanges as referred to below shall be the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), a certificate, substantially in the form set out in Schedule 5 to the Amended and Restated Agency Agreement, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate in or substantially in the form of the certificate as set out in Schedule 6 to the Amended and Restated Agency Agreement. After the Exchange Date the bearer of this Global Note will not be entitled to receive any payment of interest hereon.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date, this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Pricing Supplement, either a Permanent Global Note in the form set out in Part II of Schedule 2 to the Amended and Restated Agency Agreement (together with the Pricing Supplement attached thereto), upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note or, under certain limited circumstances, security printed Definitive Notes and, (if applicable) Coupons, Receipts and/or Talons in the form set out in Parts III, IV, V and VI respectively of Schedule 2 to the Amended and Restated Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the Pricing Supplement has been incorporated on such Definitive Notes) and subject to such notice period as is specified in the Pricing Supplement.

[4]	[This language is applicable only to Temporary Global Notes that are issued by the Bank and are subordinated.]

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Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate, substantially in the form set out in Schedule 5 to the Amended and Restated Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of the certificate set out in Schedule 6 to the Amended and Restated Agency Agreement, unless such certificate has already been given in accordance with the above provisions. The aggregate principal amount of interests in a Permanent Global Note issued upon an exchange of this Global Note, subject to the terms hereof, will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note).

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of only part of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer and the principal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the principal amount so exchanged. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Global Note, further Notes represented by this Global Note are to be exchanged for interests in a Permanent Global Note, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule 2 of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of such Permanent Global Note by an amount equal to the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Parts III, Part IV, Part V and Part VI, respectively, of Schedule 3 to the Amended and Restated Agency Agreement.

Notwithstanding any provision to the contrary contained in this Temporary Global Note, the Issuer irrevocably agrees, for the benefit of such Noteholders and their successors and assigns, that each Noteholder or its successors or assigns may file without the consent and to the exclusion of the bearer hereof, any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Temporary Global Note which is credited to such Noteholder’s securities account with Euroclear or Clearstream, Luxembourg without the production of this Temporary Global Note; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note.

Until exchanged in full for the Permanent Global Note, this Temporary Global Note in all respects shall be entitled to the same benefits under, and subject to the same terms and conditions of, the Amended and Restated Agency Agreement as the Permanent Global Note authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this Temporary Global Note shall be entitled to receive payment of interest hereon.

This Temporary Global Note shall be governed by, and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Temporary Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Amended and Restated Agency Agreement.

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IN WITNESS WHEREOF the Issuer has caused this Temporary Global Note to be duly signed on its behalf.

[BANK OF AMERICA CORPORATION/BANK OF AMERICA, N.A.]

By:
Duly authorized officer

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Temporary Global Note is authenticated by or on behalf of the Agent.

JPMORGAN CHASE BANK, LONDON BRANCH
As Agent

By:
Authorized Signatory
For the purposes of authentication only.

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Schedule 1 to the

Temporary Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer
*First

*	Continue numbering until the appropriate number of interest payment dates for the particular Tranche of Notes is reached.

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PART II

INSTALLMENT PAYMENTS

Installment Date	Date of Payment	Total of Installment Amounts Payable	Amount of Installment Amounts Paid	Remaining principal amount of this Global Note following such payment[5]	Confirmation of payment by or on behalf of the Issuer
*First

[5]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.
*	Continue numbering until the appropriate number of installment payment dates for the particular Tranche of Notes is reached.

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PART III

REDEMPTIONS

Date of Redemption	Total principal amount of this Global Note to be redeemed	Principal amount redeemed	Remaining principal amount of this Global Note following such redemption[6]	Confirmation of redemption by or on behalf of the Issuer

[6]	See most recent entry in Part II, III, IV of Schedule 1 or Schedule 2 in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of principal amount of this Global Note purchased and canceled	Remaining principal amount of this Global Note following such purchase and cancellation[7]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[7]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

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Schedule 2 to the

Temporary Global Note

SCHEDULE OF EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or Notes represented by a Permanent Global Note have been made:

Date of exchange	Principal amount of this Global Note exchanged for Definitive Notes or Notes represented by a Permanent Global Note	Remaining principal amount of this Global Note following such exchange[8]	Notation made by or on behalf of the Issuer

[8]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

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Schedule 2 to

Amended and Restated Agency Agreement

FORM OF PERMANENT GLOBAL NOTE

[THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS.]1

[THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK (INCLUDING CLAIMS OF HOLDERS OF SENIOR NOTES ISSUED BY THE BANK), IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.]2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT (“U.S. PERSONS”), EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS BEARER NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]3

[1]	[This language is applicable only to Permanent Global Notes issued by the Bank.]
[2]	[This language is applicable only to Permanent Global Notes that are issued by the Bank and are subordinated.]
[3]	[This language is applicable only to Permanent Global Notes representing Notes with maturities of one year from the date of original issue.]

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[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

EURO MEDIUM-TERM NOTES

PERMANENT GLOBAL NOTE

COMMON CODE:	ISIN:

This Global Note is a Permanent Global Note in bearer form without interest coupons in respect of a duly authorized Series of Euro Medium-Term Notes (the “Notes”) of [Bank of America Corporation]/[Bank of America, N.A.] (the “Issuer”) described, and having the provisions specified, in the applicable Pricing Supplement (the “Pricing Supplement”), which provisions are incorporated herein. References herein to the Terms and Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 4 to the Amended and Restated Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement and which are incorporated herein by reference, but in the event of any conflict between the provisions of that Schedule and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Terms and Conditions and/or the Pricing Supplement shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the Terms and Conditions and an Amended and Restated Agency Agreement (the “Amended and Restated Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of August 1, 2003 and made among Bank of America Corporation, Bank of America, N.A., JPMorgan Chase Bank, London Branch (the “Agent”), J.P. Morgan Bank Luxembourg S.A. and the other agents named therein.

For value received the Issuer, subject to and in accordance with the Terms and Conditions, promises to pay to the bearer hereof on each Installment Date the amount payable on such Installment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Installment Notes) and on the Maturity Date or, as the case may be, on the Interest Payment Date, or on such earlier date as any of the Notes represented by this Global Note may become due and payable in accordance with the Terms and Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and payable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Terms and Conditions together with any other sums payable under the Terms and Conditions, upon presentation and, at maturity, surrender of this Global Note at the office of the Agent or at the specified office of any of the other paying agents located outside the United States (except as provided in the Terms and Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein. On any redemption or payment of an Installment Amount or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.

[The indebtedness evidenced by this Note, including the principal, premium, if any, interest or other amounts payable shall be subordinate and junior in right of payment to its obligations to its depositors, its obligations under bankers’ acceptances and letters of credit and its obligations to its other creditors (including holders of Senior Notes of the Issuer), including its obligation to any Federal Reserve Bank, the Federal Deposit Insurance Corporation (“FDIC”), and any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, interest or other amounts payable on this Note, together with any obligations of the Issuer ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof and

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any unpaid premium, if any, interest or other amounts payable before any payment or other distribution whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Note. Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, interest or other amounts payable on this Note according to its terms.

Notwithstanding any other provisions contained in this Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the Office of the Comptroller of the Currency (the “Comptroller”) or any receiver or conservator of the Issuer appointed by the Comptroller shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer of the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, premium, if any, interest or other amounts payable on this Note and the due and punctual performance of all covenants and conditions. The completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for the substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest or other amounts payable and principal previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of the Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.]4

Upon any redemption, payment of an Installment Amount or purchase and cancellation, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount of such Notes so redeemed or purchased and canceled or the amount of such Installment Amount. The principal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an Installment Amount or purchase and cancellation as aforesaid or any exchanges as referred to below shall be the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule 1 or Schedule 2 hereto.

The Notes represented by this Global Note were represented originally by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been represented originally by one Temporary Global Note). Unless any such Temporary Global Note was exchanged in whole on the issue hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in this Global Note. The Issuer or its agent shall endorse Schedule 2 hereto to reflect the increase in the aggregate principal amount of this Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

This Global Note may be exchanged in whole, but not in part (free of charge), for security-printed Definitive Notes, in the limited circumstances provided for in the Terms and Conditions, and (if applicable) Coupons, Receipts and/or Talons in the form set out in Part III, Part IV, Part V and Part VI, respectively, of Schedule 2 to the Amended and Restated Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talon and the Pricing Supplement has been incorporated on such Definitive Notes). Subject as aforesaid and to at least 40 days’ written notice expiring after the Exchange Date (as defined in the Temporary Global Note referred to above) being given to the Agent by Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), acting on the instructions of any holder of an interest in the Global Note, this exchange will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on

[4]	[This language is applicable only to Permanent Global Notes that are issued by the Bank and are subordinated.]

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which banks are open for business in London at the office of the Agent specified above. The aggregate principal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note most recently entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto), provided that, subject as aforesaid, the first notice given to the Agent by Euroclear and Clearstream, Luxembourg shall give rise to the issue of Definitive Notes in exchange for the total amount of the Notes represented by this Global Note.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof in all respects shall be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Part III, Part IV, Part V and Part VI, respectively, or Schedule 2 to the Amended and Restated Agency Agreement (on the basis that all appropriate, details have been included on the fact of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the Pricing Supplement has been incorporated on such Definitive Notes).

Notwithstanding any provision to the contrary contained in this Permanent Global Note, the holder of this Permanent Global Note shall be the only person entitled to receive payments in respect to the Notes represented by this Permanent Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of this Permanent Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular principal amount of Notes represented by this Permanent Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of this Permanent Global Note. No person other than the holder of this Permanent Global Note shall have any claim against the Issuer in respect of any payments due on this Permanent Global Note.

This Permanent Global Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Permanent Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Amended and Restated Agency Agreement.

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IN WITNESS WHEREOF the Issuer has caused this Permanent Global Note to be duly signed on its behalf.

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

By:
Duly authorized officer

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Permanent Global Note is authenticated by or on behalf of the Agent.

JPMORGAN CHASE BANK, LONDON BRANCH
as Agent

By:
Authorized Signatory
For the purposes of authentication only.

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Schedule 1 to the

Permanent Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer
*First

*	Continue numbering until the appropriate number of interest payment dates for the particular Tranche of Notes is reached.

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PART II

INSTALLMENT PAYMENTS

Installment Date	Date of Payment	Total of Installment Amounts Payable	Amount of Installment Amounts Paid	Remaining principal amount of this Global Note following such payments[5]	Confirmation of payment by or on behalf of the Issuer
*First

[5]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.
*	Continue numbering until the appropriate number of installment payment dates for the particular Tranche of Notes is reached.

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PART III

REDEMPTIONS

Date of Redemption	Total principal amount of this Global Note to be redeemed	Principal amount redeemed	Remaining principal amount of this Global Note following such redemption[6]	Confirmation of redemption by or on behalf of the Issuer

[6]	See most recent entry in Part II, III, IV of Schedule 1 or Schedule 2 in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of principal amount of this Global Note purchased and canceled	Remaining principal amount of this Global Note following such purchase and cancellation[7]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[7]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

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Schedule 2 to the

Permanent Global Note

SCHEDULE OF EXCHANGES

The following exchanges of a part of this Global Note for Definitive Notes have been made:

Date of exchange	Increase in principal amount of this Global Note due to exchanges of a Temporary Global Note for this Global Note[8]	Notation made by or on behalf of the Issuer

[8]	If this Global Note has a maturity of one year from the Issue Date, the amount must be at least U.S. $500,000 (or its equivalent in any other currency or currencies).

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Schedule 3 to

Amended and Restated Agency Agreement

FORM OF DEFINITIVE NOTE

[THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS.]1

[THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK (INCLUDING CLAIMS OF HOLDERS OF SENIOR NOTES ISSUED BY THE BANK), IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.]2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE OR THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT (“U.S. PERSONS”), EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS NOTE IS A DEFINITIVE NOTE WITH INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS DEFINITIVE NOTE ARE AS SPECIFIED IN THE AMENDED AND RESTATED AGENCY AGREEMENT (AS DEFINED HEREIN).

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]3

[1]	[This language is applicable only to Definitive Notes issued by the Bank.]
[2]	[This language is applicable only to Definitive Notes that are issued by the Bank and are subordinated.]
[3]	[This language is applicable only to Notes with maturities of 183 days or less from the date of original issue.]

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[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

[Specified Currency and Principal Amount of Tranche]

EURO MEDIUM-TERM NOTES DUE [year of Maturity

Date/Redemption Month]

Series No. [    ]

Tranche No. [    ]

NOTE

COMMON CODE:	ISIN:

This Note is one of a duly authorized issue of Euro Medium-Term Notes (the “Notes”) of [Bank of America Corporation]/[Bank of America, N.A.] (the “Issuer”) denominated in the Specified Currency maturing on the Maturity Date or, as the case may be, on the Interest Payment Date. References herein to the Terms and Conditions shall be to the Terms and Conditions of the Notes endorsed herein as modified and supplemented by the information set out in the Pricing Supplement and which are incorporated herein by reference, but in the event of any conflict between the provisions of the Terms and Conditions and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

This Note is issued subject to, and with the benefit of, the Terms and Conditions and an Amended and Restated Agency Agreement (the “Amended and Restated Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of August 1, 2003 and made among Bank of America Corporation, Bank of America, N.A., JPMorgan Chase Bank, London Branch (the “Agent”), J.P. Morgan Bank Luxembourg S.A. and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Terms and Conditions, promises to pay to the bearer hereof on each Installment Date the amount payable on such Installment Date (if this Note is an Installment Note) and on the Maturity Date or, as the case may be, on the Interest Payment Date, or on such earlier date as this Note may become due and repayable in accordance with the Terms and Conditions, the amount payable on redemption of this Note, and to pay interest (if any) on this Note calculated and payable as provided in the Terms and Conditions together with any other sums payable under the Terms and Conditions.

[The indebtedness evidenced by this Note, including the principal, premium, if any, interest or other amounts payable shall be subordinate and junior in right of payment to its obligations to its depositors, its obligations under bankers’ acceptances and letters of credit and its obligations to its other creditors (including holders of Senior Notes of the Issuer), including its obligation to any Federal Reserve Bank, the Federal Deposit Insurance Corporation (“FDIC”), and any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, interest or other amounts payable on this Note, together with any obligations of the Issuer ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof and any unpaid premium, if any, interest or other amounts payable before any payment or other distribution whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Note. Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, interest or other amounts payable on this Note according to its terms.

Notwithstanding any other provisions contained in this Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the Office of the Comptroller of the Currency (the “Comptroller”) or any receiver or conservator of the Issuer appointed by the Comptroller shall have the right in the performance of its legal

3-2

duties, and as part of liquidation designed to protect or further the continued existence of the Issuer of the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, premium, if any, interest or other amounts payable on this Note and the due and punctual performance of all covenants and conditions. The completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for the substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest or other amounts payable and principal previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of the Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.]4

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Agent acting in accordance with the Amended and Restated Agency Agreement.

[4]	[This language is applicable only to Definitive Notes that are issued by the Bank and are subordinated.]

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IN WITNESS WHEREOF the Issuer has caused this Note to be duly signed on its behalf.

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

By:
Duly authorized officer

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Note is authenticated by or on behalf of the Agent.

JPMORGAN CHASE BANK, LONDON BRANCH
as Agent

By:
Authorized Signatory
For the purposes of authentication only.

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(REVERSE OF NOTE)

The Terms and Conditions of the Notes, attached to or endorsed upon this Note, are set forth in Schedule 4 of the Amended and Restated Agency Agreement dated as of August 1, 2003 by and among Bank of America Corporation, Bank of America, N.A., JPMorgan Chase Bank, London Branch (the “Agent”) and the other agents named therein.

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PART IV

FORM OF COUPON

THIS COUPON HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS COUPON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT (“U.S. PERSONS”), EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS COUPON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS COUPON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

[Specified Currency and Principal Amount of Tranche]

EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

Series No. [    ]

COMMON CODE:	ISIN:

Part A
[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon No. Coupon for [ ] due on [ ], 20[ ]]

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Part B

[For Floating Rate Notes:-
Coupon No.
Coupon for the amount due in accordance with the Terms and Conditions on the said Notes on the Interest Payment Date falling in [20[ ]]	Coupon due in [ ], [20[ ]]

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]5

[THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS.]6

[THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK (INCLUDING CLAIMS OF HOLDERS OF SENIOR NOTES ISSUED BY THE BANK), IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.]7

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA N.A.]

By:
Duly authorized officer

[5]	[Appears only on Coupons relating to Notes with maturities of one year or less from the date of original issue.]
[6]	[Appears only on Coupons related to Notes issued by the Bank.]
[7]	[Appears only on Coupons that are related to Notes issued by the Bank and are subordinated.]

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(Reverse of Coupon)

AGENT

JPMorgan Chase Bank, London Branch

Trinity Tower

9 Thomas More Street

London E1W 1YT

United Kingdom

PAYING AGENT

J.P. Morgan Bank Luxembourg S.A.

5 Rue Plaetis

L-2338 Luxembourg-Grund

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

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(On the front)

PART V

FORM OF RECEIPT

[THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS.]8

[THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK (INCLUDING CLAIMS OF HOLDERS OF SENIOR NOTES ISSUED BY THE BANK), IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.]9

THIS RECEIPT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS RECEIPT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, (“U.S. PERSONS”) EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS RECEIPT IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS RECEIPT SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]10

[8]	[Appears only on Receipts relating to Notes issued by the Bank.]
[9]	[Appears only on Receipts relating to Notes that are issued by the Bank and are subordinated.]
[10]	[Appears only on Receipts relating to Notes with maturities of 183 days or less from the date or original issue.]

3-9

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

[Specified Currency and Principal Amount of Tranche]

EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

Series No. [    ]

COMMON CODE:	ISIN:

Receipt for the sum of [            ] being the installment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the “Conditions”) on [            ].

This Receipt is issued subject to and in accordance with the Terms and Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of the Agent or any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA N.A.]

By:
Duly authorized officer

3-10

PART VI

FORM OF TALON

[THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS.]11

[THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK (INCLUDING CLAIMS OF HOLDERS OF SENIOR NOTES ISSUED BY THE BANK), IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.]12

THIS TALON HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS TALON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, (“U.S. PERSONS”) EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TALON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TALON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER).]13

[11]	[Appears only on Talons relating to Notes issued by the Bank.]
[12]	[Appears only on Talons relating to Notes that are issued by the Bank and are subordinated.]
[13]	[Appears only on Talons relating to Notes with maturities of 183 days or less from the date or original issue.]

3-11

(On the front)

[Specified Currency and Principal Amount of Tranche]

EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

Series No. [    ]

COMMON CODE:	ISIN:

On and after [            ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA N.A.]

By:
Duly authorized officer

3-12

(Reverse of Receipt and Talon)

AGENT

JPMorgan Chase Bank, London Branch

Trinity Tower

9 Thomas More Street

London E1W 1YT

United Kingdom

PAYING AGENT

J.P. Morgan Bank Luxembourg S.A.

5 Rue Plaetis

L-2338 Luxembourg-Grund

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

3-13

Schedule 4 to

Amended and Restated Agency Agreement

PART I

TERMS AND CONDITIONS OF THE NOTES OTHER THAN INTERNOTES

The following are the Terms and Conditions of the Notes (also, the “Terms and Conditions” and each, a “Condition”) to be issued by the Issuers. The Terms and Conditions are incorporated by reference into each Global Note and will be attached to or endorsed upon each Definitive Note, if any are issued. The applicable Pricing Supplement in relation to any Notes contains additional terms and conditions which will complete the Notes and is deemed to be incorporated by reference into such Notes.

This Note is one of a series of Notes issued by Bank of America Corporation (the “Corporation”) or by Bank of America, N.A. (the “Bank”; the Corporation and the Bank are each, an “Issuer” and together, the “Issuers”), pursuant to the Amended and Restated Agency Agreement dated as of August 1, 2003 (the “Amended and Restated Agency Agreement”), by and among the Issuers, JPMorgan Chase Bank, London Branch, as issuing and principal paying agent (the “Agent” and “Issuing and Principal Paying Agent”) which term shall include any successor agent, and the other paying agents named therein (together with the Issuing and Principal Paying Agent, the “Paying Agents” (which term shall include any additional or successor paying agents)). References herein to the “Notes” shall be references to Notes of this Series and shall mean (1) in relation to any Notes represented by a Global Note (as defined herein), units of the lowest denomination of such Notes (the “Specified Denomination”) payable in one or more currencies (each, a “Specified Currency”), (2) Definitive Notes (as defined herein), if any, issued in exchange for a Global Note and (3) any Global Note. The Notes, the Receipts (as defined herein) and the Coupons (as defined herein) have the benefit of the Amended and Restated Agency Agreement. Each Note will be the obligation of the relevant Issuer only and will not be an obligation of, or guaranteed by, the other Issuer.

Unless otherwise agreed by the relevant Issuer and the relevant Dealer(s) (each, a “Dealer” and together, the “Dealers”), and specified in the applicable Pricing Supplement, initially each tranche of Notes (“Tranche of Notes”) will be represented by a temporary global note in bearer form (the “Temporary Global Note”) without interest coupons, substantially in the form of Schedule 1 to the Amended and Restated Agency Agreement. The Temporary Global Note will be exchangeable, as provided in the Amended and Restated Agency Agreement, for beneficial interests in a permanent global note in bearer form (the “Permanent Global Note”), substantially in the form of Schedule 2 to the Amended and Restated Agency Agreement. The Temporary Global Note and the Permanent Global Note are together referred to as the “Global Notes” and each of them is a “Global Note.” Interests in a Global Note may be exchanged, free of charge to Noteholders, for definitive notes (“Definitive Notes”) with interest coupons attached (the “Coupons”) substantially in the form of Schedule 3 to the Amended and Restated Agency Agreement, and, if indicated in the applicable Pricing Supplement, talons for further Coupons (“Talons”) substantially in the form of Schedule 3 to the Amended and Restated Agency Agreement attached on issue only under certain limited circumstances described below. Any reference herein to Coupons or coupons, unless the context otherwise requires, shall be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments have receipts (“Receipts”) for the payment of the installments of principal (other than the final installment) attached on issue. Any reference herein to “Noteholders” shall mean the holders of the Notes, and, in relation to any Notes represented by a Global Note, shall be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons, and, unless the context otherwise requires, shall include the holders of the Talons.

Interests in a Global Note will be exchangeable for Definitive Notes only if: (1) an Event of Default (as defined herein) occurs and is continuing, or (2) the relevant Issuer is notified that either Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, socíété anonyme (“Clearstream, Luxembourg”) has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) after the original issuance of the Notes or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Noteholders is available, or (3) the relevant Issuer, after notice to the Agent, determines to issue the Notes in definitive form.

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Subject to applicable laws and regulations, an Issuer may agree to issue Notes in registered form to non-United States persons (“Registered Notes”). With respect to any Tranche of Registered Notes, the relevant Issuer will appoint, pursuant to a transfer, paying agency and registry agreement, a transfer agent, paying agent and registrar, all as more fully described in the applicable Pricing Supplement.

The Pricing Supplement for the Notes is attached hereto or endorsed hereon and supplement these Terms and Conditions and may specify other terms and conditions which, to the extent so specified or to the extent inconsistent with these Terms and Conditions, shall replace or modify these Terms and Conditions for purposes of the Note. References herein to the “applicable Pricing Supplement” are to the relevant Pricing Supplement attached hereto or endorsed hereon.

As used herein, “Series” means a Tranche of Notes, together with any further Tranche or Tranches of Notes, which are (1) expressly to be consolidated and form a single series and (2) identical in all respects (including as to listing) except for the date on which such Notes will be issued (the “Issue Date”), for interest-bearing Notes, the date from which such Notes bear interest (if different from the Issue Date) (the “Interest Commencement Date”) and/or the price (expressed as a percentage of the principal amount of the Notes) at which such Notes will be issued (the “Issue Price”). The expressions “Notes of the relevant Series” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means Notes (whether in global or definitive form or both) which are identical in all respects (including as to listing).

Copies of the Amended and Restated Program Agreement, dated as of August 1, 2003 among the Issuers and the Dealers named or to be appointed thereunder (the “Program Agreement”) and the Pricing Supplement applicable to such Notes are available for inspection without charge at the specified offices of each of the Issuing and Principal Paying Agent and the other Paying Agents except that a Pricing Supplement relating to an unlisted Note will only be available for inspection by a Noteholder upon proof satisfactory to the relevant Paying Agent as to ownership of the Note. Copies of all Pricing Supplements prepared with respect to Notes listed on the Luxembourg Stock Exchange will be available without charge at the office of the Paying Agent in Luxembourg. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Amended and Restated Agency Agreement and the applicable Pricing Supplement, which are binding on them.

Words and expressions defined in the Amended and Restated Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1. Form, Denomination and Title

Unless otherwise agreed by the relevant Issuer and Dealer(s) and specified in the applicable Pricing Supplement, the Notes are in bearer form. Definitive Notes, if any, are serially numbered, in the Specified Currency and the Specified Denomination(s) as indicated in the applicable Pricing Supplement.

This Note is a Note bearing interest on a fixed rate basis (a “Fixed-Rate Note”), a Note bearing interest on a floating rate basis (a “Floating-Rate Note”), a Note issued on a non-interest bearing basis (a “Zero Coupon Note”) or a Note upon which payment of principal or interest may be in one or more currencies (a “Dual Currency Note”) or a combination of any of the foregoing, depending upon the Interest/Payment Basis specified in the applicable Pricing Supplement. It is also a Note issued on a partly paid basis (a “Partly Paid Note”), a Note upon which payments are based on an amortization table (the “Amortization Table”) (an “Amortizing Note”), a Note which is redeemable in installments (an “Installment Note”) and/or a Note upon which payment of principal (an “Indexed Redemption Amount Note”) or interest (an “Interest Indexed Note”) is determined by reference to the price or performance, either directly or indirectly, of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices or other indices or formulae (each, an “Indexed Note”) if, in each case, the applicable Pricing Supplement so indicates. The Corporation may issue a Fixed-Rate Note or a Floating-Rate Note that is an InterNote. The appropriate provisions of these Terms and Conditions will apply accordingly.

4-I-2

With respect to credit-linked Indexed Notes, unless otherwise specified in the applicable Pricing Supplement, the definitions and provisions in the 1999 ISDA Credit Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), and as amended, updated or replaced as at the Issue Date of the first Tranche of the Notes of the relevant Series, are incorporated into these Terms and Conditions. A “credit-linked Indexed Note” is a Note for which principal, interest, if any, or other amounts, if any, may be based on the change in value of one or more debt obligations, or basket of debt obligations, if one or more of certain events relating to the creditworthiness of the issuer or issuers (which do not include the Issuers) of such debt obligations occurs before the scheduled Maturity Date.

This Note is a Senior Note (as defined herein) or a Subordinated Note (as defined herein), as specified in the applicable Pricing Supplement.

Notes in definitive form, issued only in certain limited circumstances, are to be issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set forth below, title to the Notes, Receipts and Coupons will pass by delivery. The relevant Issuer, the Replacement Agent (as defined in the Amended and Restated Agency Agreement) and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next paragraph.

So long as any of the Notes are represented by a Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by the relevant Issuer, the Issuing and Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, interest or other amounts on the Notes, the bearer of the relevant Global Note shall be treated by the relevant Issuer, the Issuing and Principal Paying Agent and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant Global Note (the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg as the case may be.

The relevant Issuer will issue Notes in such denominations as may be agreed upon and as indicated in the applicable Pricing Supplement. However, the minimum denomination permitted for each Note will be such as may be allowed or required by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, the Notes issued by the Bank must have a minimum denomination of $250,000 or its equivalent in other currencies.

Unless permitted by then current laws and regulations, any Notes issued by the Corporation (including Notes issued by the Corporation denominated in Sterling) in respect of which the issue proceeds are to be accepted by the Corporation in the United Kingdom and which have a maturity of less than one year from the date of issue, shall (a) be issued to a limited class of professional investors, (b) have a redemption value of not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than Sterling) and (c) provide that no part of any such Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount in other currencies).

2. Status of the Senior Notes and the Subordinated Notes

The Notes may be issued in one or more Series as unsecured debt securities, which may be either senior notes (“Senior Notes”) or subordinated notes (“Subordinated Notes”). InterNotes will be issued as the Corporation’s Senior Fixed-Rate Notes or Floating-Rate Notes. The Bank will not issue InterNotes.

4-I-3

(a) Status of Notes Issued by the Corporation

The Notes issued by the Corporation are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”).

The Corporation’s Senior Notes will be unsecured and unsubordinated obligations of the Corporation and will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Corporation’s Subordinated Notes are unsecured and subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation.

The indebtedness evidenced by the Corporation’s Subordinated Notes and any Coupons and Receipts appertaining thereto, subject to the extent set forth herein, shall be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation. Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of such subordination irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness. There is no right of acceleration in the case of a default in the payment of interest on the Corporation’s Subordinated Notes or in the performance of any other obligation of the Corporation under the Corporation’s Subordinated Notes.

(b) Status of Notes Issued by the Bank

The Notes issued by the Bank are not deposits and are not insured by the FDIC.

The Bank’s Senior Notes are unsecured and uninsured general obligations of the Bank and are not an obligation of, or guaranteed by, the Corporation or any other affiliate of the Bank. In the event of any liquidation or resolution of the Bank by any receiver, the holders of deposits (including the FDIC, as subrogee of insured depositors) and the holders of certain other claims entitled to a priority or preference will be afforded a priority in payment over the claims of the holders of the Bank’s Senior Notes and the holders of other general obligations of the Bank (as well as any subordinated claims, such as the Bank’s Subordinated Notes).

The Bank’s Subordinated Notes are unsecured and uninsured general obligations of the Bank and are not an obligation of, or guaranteed by, the Corporation or any other affiliate of the Bank. The Bank’s Subordinated Notes are subordinated to the claims of depositors and general creditors of the Bank, including claims of holders of the Bank’s Senior Notes, and are ineligible as collateral for a loan by the Bank. In accordance with the applicable regulations of the Office of the Comptroller of the Currency of the United States (the “Comptroller”), payment of principal of the Bank’s Subordinated Notes may be accelerated only in the case of certain events involving the appointment of a receiver or similar official for the Bank, and then only to the extent required under or pursuant to applicable capital regulations, with the prior approval of the Comptroller. There is no right of acceleration in the case of a default in the payment of interest on the Bank’s Subordinated Notes or in the performance of any other obligation of the Bank under the Bank’s Subordinated Notes.

The indebtedness of the Bank evidenced by the Bank’s Subordinated Notes, including the principal, premium, if any, interest or other amounts payable shall be subordinate and junior in right of payment to its obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors (including holders of the Bank’s Senior Notes), including its obligation to any Federal Reserve Bank, the FDIC, and any rights acquired by the FDIC as a result of loans made by the FDIC to the Bank or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Bank, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, interest or other amounts payable on the Bank’s Subordinated Notes, together with any obligations of the Bank ranking on a parity with the Bank’s Subordinated Notes, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal thereof and any unpaid premium, if any, interest or other amounts payable before any payment or other distribution whether in cash, property, or otherwise, shall be made on account of any capital stock or any

4-I-4

obligations of the Bank ranking junior to the Bank’s Subordinated Notes. Nothing herein shall impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of, premium, if any, interest or other amounts payable on the Bank’s Subordinated Notes according to their terms.

Notwithstanding any other provisions contained in the Bank’s Subordinated Notes, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Bank, it is expressly understood and agreed that the Comptroller or any receiver or conservator of the Bank appointed by the Comptroller shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Bank or the rights of any parties or agencies with an interest in, or claim against, the Bank or its assets, to transfer or direct the transfer of the obligations of the Bank’s Subordinated Notes to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, premium, if any, interest or other amounts payable on the Bank’s Subordinated Notes and the due and punctual performance of all covenants and conditions. The completion of such transfer and assumption shall serve to supercede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of the Bank’s Subordinated Notes, and shall serve to return the holder to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest or other amounts payable and principal previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of the Bank’s Subordinated Notes, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

(c) Status of Notes Issued by Either Issuer

There is no limitation on the issuance of additional Senior Indebtedness of the Corporation or the Corporation’s Subordinated Notes. Likewise, there is no limitation on the issuance of additional Senior Indebtedness of the Bank or the Bank’s Subordinated Notes, or other indebtedness of, or acceptance of deposits by, the Bank.

“Senior Indebtedness” is defined as any indebtedness for money borrowed (including all indebtedness of the relevant Issuer for borrowed and purchased money of such Issuer, all obligations of such Issuer arising from off-balance sheet guarantees by such Issuer and direct credit substitutes and obligations of such Issuer associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Amended and Restated Agency Agreement, or is thereafter created, incurred or assumed, for which the relevant Issuer is at the time of determination responsible or liable as obligor, guarantor or otherwise for payment, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Subordinated Notes or any other indebtedness as to which the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness is subordinate in right of payment to any other indebtedness of such Issuer.

Neither the Corporation nor the Bank shall make any payment on account of principal of, premium, if any, interest or other amounts payable, if any, on its Subordinated Notes or purchase any of its Subordinated Notes, either directly or indirectly, if (1) any default or Event of Default with respect to any of its Senior Indebtedness shall have occurred and be continuing and (2) it shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any of its Senior Indebtedness (or the representative or representatives of such holders).

Until all Senior Indebtedness of the Corporation and the Bank is paid in full, the holders of that Issuer’s Subordinated Notes will be subrogated (equally and ratably with the holders of all indebtedness of the relevant Issuer which, by its express terms, ranks on a parity with its Subordinated Notes, and is entitled to like rights of subrogation) to the rights of the holders of that Issuer’s Senior Indebtedness to receive payments or distributions of its assets.

If either Issuer repays any of its Subordinated Notes before the required date or in connection with a distribution of its assets to creditors pursuant to a dissolution, winding up, liquidation or reorganization,

4-I-5

any principal, premium, if any, interest or other amounts payable will be paid to the holders of that Issuer’s Senior Indebtedness before any holders of its Subordinated Notes are paid. In addition, if such amounts were previously paid to the holders of that Issuer’s Subordinated Notes, the holders of its Senior Indebtedness shall have first rights to such amounts previously paid.

No modification or amendment of the subordination provisions of an Issuer’s Subordinated Notes and any related coupons in a manner adverse to the holders of that Issuer’s Senior Indebtedness may be made without the consent of the holders of all outstanding Senior Indebtedness of the Issuer affected thereby.

There are no limitations on either Issuer’s ability to incur additional indebtedness.

3. Interest

(a) Interest on Fixed-Rate Notes

Unless otherwise specified in the applicable Pricing Supplement, each Fixed-Rate Note bears interest on its outstanding nominal amount (or if it is a Partly Paid Note, on the amount paid-up) at the rate(s) per annum specified in the applicable Pricing Supplement from (and including) the Interest Commencement Date to (but excluding) the Maturity Date. Interest will be payable in arrears on the date or dates in each year specified in the applicable Pricing Supplement (each, a “Fixed Interest Payment Date”) and on the Maturity Date if it does not fall on a Fixed Interest Payment Date. The first interest payment will be made on the first Fixed Interest Payment Date following the Interest Commencement Date.

If any Fixed Interest Payment Date is not a Payment Business Day (as defined in Condition 4(c)), then payment on a Fixed-Rate Note shall be paid as provided in Condition 4(c).

If a “Fixed Coupon Amount” is specified in the applicable Pricing Supplement, the amount of interest payable on each Fixed Interest Payment Date in respect of the Fixed Interest Period (as defined below) ending on (but excluding) such date will be the Fixed Coupon Amount as specified irrespective of any calculation based on the Rate(s) of Interest (as defined in Condition 3(g)) and any applicable Fixed Day Count Fraction (if any) and if the amount of interest payable on any Fixed Interest Payment Date is specified as an amount other than the Fixed Coupon Amount, such amount will be a “Broken Amount” specified in the applicable Pricing Supplement.

As used in these Conditions, “Fixed Interest Period” means the period from, and including, a Fixed Interest Payment Date (or, if none, the Interest Commencement Date) to, but excluding, the next (or first) Fixed Interest Payment Date.

Unless otherwise specified in the applicable Pricing Supplement, if interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest specified in the applicable Pricing Supplement to each Specified Denomination, multiplying such sum by the applicable Fixed Day Count Fraction and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 3(a):

(i) if “Actual/Actual (ISMA)” is specified in the applicable Pricing Supplement:

(A) for Notes where the Accrual Period is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of determination dates (“Determination Dates”), as specified in the applicable Pricing Supplement, that would occur in one calendar year assuming interest were payable in respect of the whole of that year; or

(B) for Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination

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Period and (y) the number of Determination Dates, as specified in the applicable Pricing Supplement, that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(ii) if “30/360” is specified in the applicable Pricing Supplement, the number of days in the relevant period from (and including) the most recent Fixed Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

“Accrual Period” means the number of days in the relevant period from (and including) the most recent Fixed Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date.

“Determination Period” means the period from (and including) a Determination Date (as specified in the applicable Pricing Supplement) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Fixed Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“Sub-unit” means, with respect to euro, one cent, and, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency.

(b) Interest on Floating-Rate Notes

(i) Interest Payment Dates

Each Floating-Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, on the amount paid-up) from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement. Interest will be payable in arrears on either:

(A) the Interest Payment Date(s) (each, an “Interest Payment Date”) in each year specified in the applicable Pricing Supplement; or

(B) if no Interest Payment Date(s) are specified in the applicable Pricing Supplement, each date (each, an “Interest Payment Date”) which falls the number of months or other period specified in the applicable Pricing Supplement after the preceding Interest Payment Date, or in the case of the first Interest Payment Date, after the Interest Commencement Date.

Interest will be payable in respect of each “Interest Period” (which expression shall mean, in these Terms and Conditions, the period from (and including), an Interest Payment Date (or the Interest Commencement Date), to (but excluding) the next, or first Interest Payment Date, as the case may be.

If any Interest Payment Date (or other date) falls on a day which is not a Business Day, it will be adjusted in accordance with the business day convention specified in the applicable Pricing Supplement. If the business day convention specified is:

(1) the “Floating Rate Convention,” such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day. If postponement would cause such date to fall in the next calendar month, then (A) such date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding applicable Interest Payment Date (or other date) occurred; or

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(2) the “Following Business Day Convention,” such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day; or

(3) the “Modified Following Business Day Convention,” such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day unless it would fall into the next calendar month, in which event such Interest Payment Date (or other such date) shall be brought forward to the immediately preceding Business Day; or

(4) the “Preceding Business Day Convention,” such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day.

“Business Day” means a day which is both:

(A) a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and Charlotte, North Carolina and any additional business center(s) specified in the applicable Pricing Supplement (“Additional Business Center(s)”); and

(B) either (1) for any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (the “Principal Financial Center”) of the country of the relevant Specified Currency (if other than London) or (2) for any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET System”) or any successor thereto is operating. Unless otherwise provided in the applicable Pricing Supplement, the Principal Financial Center of any country for the purpose of these Terms and Conditions shall be as provided in the ISDA Definitions, except that the Principal Financial Center of Australia shall be Melbourne and Sydney, the Principal Financial Center of Canada shall be Toronto and the Principal Financial Center of New Zealand shall be Wellington.

The term “ISDA Definitions” means the 2000 ISDA Definitions (as published by ISDA) and as amended, updated or replaced as at the Issue Date of the first Tranche of the Notes of the relevant Series.

(ii) Rate of Interest

The Rate of Interest payable on the Floating-Rate Notes and Interest Indexed Notes will be set forth in the applicable Pricing Supplement.

(A) ISDA Determination for Floating-Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the margin (the “Margin”), if any. For purposes of this sub-paragraph (A), the “ISDA Rate” for an Interest Period means a rate determined by the Issuing and Principal Paying Agent or such other person specified in the applicable Pricing Supplement that is equal to the Floating Rate under an interest rate swap transaction if the Issuing and Principal Paying Agent or such other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(1) the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2) the relevant Interest Commencement Date is the Effective Date;

(3) the Designated Maturity is a period specified in the applicable Pricing Supplement;

(4) the relevant Reset Date is either (i) the first day of that Interest Period if the applicable Floating Rate Option is based on the London interbank offered rate (“LIBOR”) or the Euro-Zone interbank offered rate (“Euribor”) for a currency, or (ii) in any other case, as specified in the applicable Pricing Supplement; and

(5) all other terms are as specified in the applicable Pricing Supplement.

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For purposes of this sub-paragraph (A), “Euro-Zone” shall have the meaning set forth below and “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Effective Date,” “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B) Screen Rate Determination

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined (“Screen Rate Determination”), the Rate of Interest for each Interest Period will be, subject as provided below, either:

(1) the offered quotation (if there is only one quotation on the relevant screen page (the “Relevant Screen Page”)), whatever its designation; or

(2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations;

(expressed as a percentage rate per annum) for the rate (the “Reference Rate”) by reference to which the Rate of Interest which appears or appear, as the case may be, on the Relevant Screen Page on which the Reference Rate is for the time being displayed on the Reuter Monitor Money Rates Service or the appropriate display on Bridge Telerate, Inc. (or such service as is specified in the applicable Pricing Supplement) at 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the dates on which the Rate of Interest is to be determined (each, an “Interest Determination Date”) plus or minus (as indicated in the applicable Pricing Supplement) the Margin, if any, all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, only one of such quotations) and the lowest (or, if there is more than one such lowest quotation, only one of such quotations) shall be disregarded by the Calculation Agent for purposes of determining the arithmetic mean of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case at the time specified in the preceding paragraph, the Calculation Agent shall at its sole discretion request the principal London office of each of the Reference Banks (as defined herein) to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary, with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin, if any, all as determined by the Calculation Agent.

If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines to be the arithmetic mean (rounded as provided above) of the rates, as communicated to (and at the request of) the Calculation Agent by any two or more of the Reference Banks, at which such banks were offered, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London interbank market in the case of LIBOR, or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any. If fewer than two of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest shall be the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, any one or more banks informs the Calculation Agent it is quoting to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as

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appropriate) the Margin, if any, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

“Reference Banks” means, in the case of (1) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and in the case of (2) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

“Euro-Zone” means the region comprised of member states of the European Union that have adopted the euro as the single currency in accordance with the EC Treaty.

If the Reference Rate from time to time for Floating-Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or Euribor, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii) Determination of Rate of Interest and Calculation of Interest Amounts

The Calculation Agent, at or as soon as practicable after each time at which the Rate of Interest is to be determined, will determine the Rate of Interest (subject to any specified Minimum Interest Rate (as defined herein) or Maximum Interest Rate (as defined herein)) and calculate the amount of interest (the “Interest Amount”) payable on the Floating-Rate Notes or Interest Indexed Notes for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest for such Interest Period to the minimum Specified Denomination, multiplying such sum by the applicable Floating Day Count Fraction (as defined herein) and rounding the resulting figure to the nearest U.S. Cent (or its approximate equivalent in the relevant Specified Currency), with $.005 (or its approximate equivalent in the relevant Specified Currency) being rounded upwards. The Calculation Agent’s determination of the Rate of Interest and calculation of each Interest Amount shall be conclusive and binding on all parties in the absence of manifest error.

“Floating Day Count Fraction” shall have the meaning ascribed to “Day Count Fraction” in the ISDA Definitions or as agreed upon between the relevant Issuer and Dealer(s) in the applicable Pricing Supplement; provided, however, if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the Floating Day Count Fraction shall be the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

(iv) Notification of Rate of Interest and Interest Amount

The Calculation Agent will notify the relevant Issuer and any stock exchange on which the Floating-Rate Notes or Interest Indexed Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period, the relevant Interest Payment Date and any other item determined or calculated by it in accordance with the applicable Pricing Supplement. The Calculation Agent also shall publish such notice in accordance with Condition 13 as soon as possible after any determination, but in no event later than the fourth London Business Day thereafter. In connection with any Floating-Rate Notes or Indexed Notes listed on the Luxembourg Stock Exchange, the Calculation Agent will notify the exchange of the Rate of Interest, the Interest Period and each Interest Amount no later than the first day of the commencement of each new Interest Period. Both the Interest Amount and Interest Payment Dates subsequently may be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the Floating-Rate Notes or Indexed Notes are listed will be notified promptly of any amendment in accordance with Condition 13. For purposes of this sub-paragraph (iv), the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.

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(v) Certificates to Be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be binding on the relevant Issuer, the Calculation Agent, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence of the aforesaid) the Calculation Agent shall not be liable to the relevant Issuer, the Noteholders, the Receiptholders or the Couponholders in connection with the exercise by it of its powers, duties and discretions pursuant to such provisions.

(c) Indexed Notes and Dual Currency Notes

For Indexed Notes or Dual Currency Notes, for which the rate or amount of interest or other amounts is to be determined by reference to the price or performance, either directly or indirectly, of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices or other indices or formulae or an exchange rate, the rate or amount of interest or other amounts payable shall be determined in the manner specified in the applicable Pricing Supplement and payment shall be made in accordance with Condition 4.

(d) Zero Coupon Notes

If a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount (as defined in Condition 5(g)) of such Note as determined in accordance with Condition 5(g)(iii). From the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the accrual yield, if any, in respect of such Notes (the “Accrual Yield”) (expressed as a percentage per annum) set forth in the applicable Pricing Supplement.

(e) Partly Paid Notes

For Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue on the paid-up principal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(f) Accrual of Interest

Each Note (or in the case of the redemption of only part of a Note, only that part of such Note) will cease to bear interest, if any, from the date for its redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (after, as well as before, judgment) until the earlier of:

(i) the date on which all amounts due in respect of such Note have been paid; or

(ii) five days after the date on which the Issuing and Principal Paying Agent has received the full amount of the monies payable and notice to that effect has been given in accordance with Condition 13 or individually.

(g) Rate of Interest

As used in these Conditions, “Rate of Interest” means the rate, or each rate, of interest in respect of each interest bearing Note determined in accordance with the applicable provisions of this Condition 3 or as specified in the applicable Pricing Supplement.

(h) Limitations on Interest

The applicable Pricing Supplement may specify a minimum rate at which the Notes bear interest (a “Minimum Interest Rate”). If the Rate of Interest determined in accordance with the provisions of this Condition 3 is less than the specified Minimum Interest Rate, the Rate of Interest shall be such Minimum Interest Rate. Subject to the provisions of the next paragraph, the applicable Pricing Supplement may

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specify a Maximum Interest Rate. If the Rate of Interest determined in accordance with the provisions of this Condition 3 is greater than the maximum rate at which the Notes bear interest (the “Maximum Interest Rate”), the Rate of Interest shall be such Maximum Interest Rate.

In addition to any Maximum Interest Rate which may be applicable to any Note pursuant to the above provision, the interest rate on such Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating-Rate Notes in which U.S. $2,500,000 or more has been invested.

4. Payments

(a) Method of Payment

Subject as provided below:

(i) payments in a Specified Currency (other than euro) will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the Principal Financial Center of the country of such Specified Currency; provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of an Issuer, the Issuing and Principal Paying Agent or any Paying Agent; and

(ii) payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that a credit or transfer may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in the United States or any of its possessions by any office or agency of an Issuer, the Issuing and Principal Paying Agent or any Paying Agent.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.

(b) Presentation of Notes, Receipts and Coupons

Except as provided below, payments of principal, if any, in respect of Definitive Notes will be made as provided in paragraph (a) above only against surrender of such Definitive Notes, and payments of interest in respect of Definitive Notes will be made only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States. Payments under paragraph (a) above made by check, at the option of the bearer of such Note or Coupon, shall be mailed or delivered to an address outside the United States furnished by such bearer. Subject to any applicable laws and regulations, any payments made by transfer will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States.

Payments of installments of principal, if any, in respect of Definitive Notes, other than the final installment, will (subject as provided below) be made as provided for in paragraph (a) above against presentation and surrender of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the Definitive Note to which it appertains. Receipts presented without the Definitive Note to which they appertain do not constitute valid obligations of an Issuer. Upon the date on which any Definitive Note becomes due and repayable, unmatured Receipts, if any, relating thereto (whether or not attached), shall become void and no payment shall be made in respect thereof. Payment of the final installment will be made as provided in paragraph (a) above against surrender of the relevant Definitive Notes.

Fixed-Rate Notes in definitive form (other than Dual Currency Notes or Indexed Redemption Amount Notes) should be presented for payment together with all related unmatured Coupons (which expression shall for this purpose include Coupons to be issued upon exchange of matured Talons). Failure to present the above will result in the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid

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bears to the sum due) being deducted from the sum due for payment. Each amount of principal so deducted will be paid as described above against surrender of the relative missing Coupon at any time before the expiration of five years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed-Rate Note becoming due and payable prior to its Maturity Date, all relevant unmatured Talons, if any, will become void and no further Coupons will be issued in respect of that Fixed-Rate Note.

Upon the date on which any Floating-Rate Note, Dual Currency Note or Indexed Note in definitive form becomes due and payable, any related unmatured Coupons (whether or not attached), shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect of those Notes.

If the due date for redemption of any Definitive Note is not a Fixed Interest Payment Date or an Interest Payment Date, interest, if any, accrued in respect of such Note, from (and including) the preceding Fixed Interest Payment Date or Interest Payment Date or, as the case may be, the Interest Commencement Date, shall be payable only against surrender of the relevant Definitive Note.

Except as provided below, payments of principal, interest or other amounts payable, if any, in respect of Notes represented by a Global Note, will be made as specified above for Definitive Notes and otherwise as specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States and its possessions. The Paying Agent will record on each Global Note each payment made against presentation or surrender of such Global Note, distinguishing between any payment of principal, interest or other amounts payable, and such record shall be prima facie evidence that the payment has been made.

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer will be discharged by payment to, or to the order of, the holder of such Global Note for each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg, as the beneficial holder of a particular nominal amount of Notes represented by such Global Note, must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the relevant Issuer to, or to the order of, the holder of such Global Note. No person other than the holder of such Global Note shall have any claim against such Issuer in respect of any payments due on that Global Note.

Notwithstanding the foregoing, U.S. Dollar payments of principal and interest in respect of the Notes will be made at the specified office of a Paying Agent in the United States or its possessions if:

(i) the relevant Issuer has appointed Paying Agents with specified offices outside the United States and its possessions with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of principal, interest or other amounts payable on the Notes in the manner provided above when due in U.S. Dollars at such specified offices;

(ii) payment of the full amount of such principal, interest or other amounts payable at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. Dollars; and

(iii) such payment is then permitted under United States law without involving, in the opinion of the relevant Issuer, adverse tax consequences for such Issuer.

(c) Payment Business Day

If the due date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment of the amount due until the next following Payment Business Day. The holder shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, “Payment Business Day” means any day (other than a Saturday or Sunday) which is:

(i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchanges and foreign currency deposits) in the

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relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center (“Additional Financial Center”) specified in the applicable Pricing Supplement; and

(ii) a Business Day (as defined in Condition 3(b)(i)).

This Condition 4(c) is applicable, if at all, to Floating-Rate Notes only after the applicable business day convention, as specified in Condition 3(b)(i) has been used to determine the relevant Interest Payment Date.

(d) Interpretation of Principal

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i) any Additional Amounts (as defined in Condition 7) which may be payable with respect to principal under Condition 7;

(ii) the Final Redemption Amount (as defined in Condition 5(a)) of the Notes;

(iii) the redemption amount (the “Early Redemption Amount”) in respect of the Notes payable on redemption for taxation reasons or following an Event of Default and/or the method, if any, of calculating the same if required to be specified by, or if different from that set out in, Condition 5(g);

(iv) each redemption amount (the “Optional Redemption Amount”), if any, of the Notes;

(v) for Installment Notes, the amount (expressed as a percentage of the principal amount of each Note) of such installment (each, an “Installment Amount”);

(vi) for Amortizing Notes, the amount of unpaid principal;

(vii) for Zero Coupon Notes, the Amortized Face Amount;

(viii) for Indexed Notes, the current indexed redemption amount; and

(ix) any premium and any other amounts which may be payable by the relevant Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable with respect to interest under Condition 7.

(e) Imposition of Exchange Controls

If the relevant Issuer, after consulting with the Agent, reasonably determines that a payment on the Notes, Receipts or Coupons cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country (other than as contemplated in the preceding paragraph (a)), such payment will be made outside the United States in U.S. dollars by a check drawn on, or by credit or transfer to an account maintained by the holder with a bank located outside the United States. The Agent, on receipt of the relevant Issuer’s written instruction and at the expense of that relevant Issuer, shall give prompt notice to the holders of the Notes if such determination is made. The amount of U.S. Dollars to be paid with respect to any such payment shall be the amount of U.S. Dollars that could be purchased by the Agent with the amount of the relevant currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. Dollars (for delivery in the Principal Financial Center of the Specified Currency two business days later) quoted by such bank at 10:00 a.m. local time in the Principal Financial Center of the relevant currency, on the second business day prior to the date the payment is due.

5. Redemption and Purchase

(a) At Maturity

Unless previously redeemed or purchased and canceled as specified below, each Note will be redeemed by the relevant Issuer at an amount specified in, or determined in the manner specified in (the “Final Redemption Amount”), the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

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(b) Redemption for Tax Reasons

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (in the case of Notes other than Floating-Rate Notes) or on any Interest Payment Date (in the case of Floating-Rate Notes), on giving not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) to the Issuing and Principal Paying Agent and to the Noteholders, in accordance with Condition 13, if:

(i) on the occasion of the next payment due under the Notes, the relevant Issuer has or will become obligated to pay Additional Amounts as discussed in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(ii) such obligation cannot be avoided by the relevant Issuer taking reasonable measures available to it;

provided that, no such redemption notice shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the publication of any redemption notice pursuant to this Condition, the relevant Issuer shall deliver a certificate to the Issuing and Principal Paying Agent signed by the Chief Financial Officer or a Senior Vice President of such Issuer stating that such Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent, if any, to the redemption have occurred.

Notes redeemed pursuant to this Condition 5(b) will be redeemed at their Early Redemption Amount referred to in paragraph (g) below together (if appropriate) with interest accrued to (but excluding) the redemption date.

(c) Special Tax Redemption

If an Issuer determines that any payment made outside the United States by such Issuer or any of its Paying Agents in respect of any Note or Coupon, under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information or other reporting requirement of any kind the effect of which is the disclosure to such Issuer, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Note or Coupon who is a United States Alien (as defined herein) (other than a requirement (a) that would not be applicable to a payment by such Issuer or any one of its Paying Agents (i) directly to the beneficial owner, or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien, provided that, in any case referred to in Clauses (a)(ii) or (b), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement, or (c) that would not be applicable to a payment by at least one Paying Agent of such Issuer), the relevant Issuer shall at its option either:

(x) redeem the Notes in whole, but not in part, at any time (in the case of Notes other than Floating-Rate Notes) or on any Interest Payment Date (in the case of Floating-Rate Notes), at a price equal to the Early Redemption Amount, together if appropriate with interest accrued to (but excluding) the date of redemption, or

(y) if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.

The relevant Issuer shall make such determination as soon as practicable and publish prompt notice thereof (the “Determination Notice”) stating the effective date of such certification, documentation, information or other reporting requirement, whether the relevant Issuer will redeem the Notes or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Notes must take place, as provided in the next succeeding sentence. If the Notes are to be redeemed pursuant to this paragraph (c), such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the relevant Issuer shall elect by notice to the Issuing and Principal Paying Agent at least 45 days before the redemption date. Notice of such redemption

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of the Notes will be given to the Noteholders not more than 60 nor less than 30 days prior to the redemption date by publication in accordance with Condition 13. Notwithstanding the foregoing, the relevant Issuer shall not redeem the Notes if such Issuer shall subsequently determine not less than 30 days prior to the redemption date, that subsequent payments on the Notes and Coupons would not be subject to any such certification, documentation, information or other reporting requirement, in which case the relevant Issuer shall give prompt notice of such subsequent determination by publication in accordance with Condition 13 and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the relevant Issuer may elect to pay as additional interest such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the relevant Issuer or any of its Paying Agents in respect of any Note or any Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity, other than status as a United States Alien, of such beneficial owner be disclosed to the relevant Issuer, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the presentation of such Note or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in such Note or Coupon to be then due and payable. If the relevant Issuer elects to pay Additional Amounts pursuant to this paragraph, such Issuer shall have the right to redeem the Notes in whole, but not in part, at any time (in the case of Notes other than Floating-Rate Notes) or on any Interest Payment Date (in the case of Floating-Rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the relevant Issuer elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then such Issuer shall redeem the Notes pursuant to the provisions of the immediately preceding paragraph.

For purposes of this paragraph (c), the terms “Additional Amounts” and “United States Alien” have the meanings given in Condition 7.

(d) Call Option-Redemption at the Option of the Issuer

If the applicable Pricing Supplement specifies that the relevant Issuer has an option to redeem the Notes, and such Issuer gives:

(i) not less than 30 nor more than 60 days’ notice in accordance with Condition 13 to the Noteholders (or such other period as is specified in the applicable Pricing Supplement); and

(ii) not less than seven London Business Days (or such other period as is specified in the applicable Pricing Supplement) before giving notice as referred to in (i), notice to the Issuing and Principal Paying Agent;

(both of which notices shall be irrevocable), such Issuer may redeem all or only some of the Notes then outstanding on the date(s) upon which redemption may occur (each, an “Optional Redemption Date”) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s). Any such redemption must be of a principal amount equal to the minimum principal amount of the Notes permitted to be redeemed at any time (the “Minimum Redemption Amount”) or any greater principal amount of the Notes permitted to be redeemed at any time (each, a “Higher Redemption Amount”), both as indicated in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by Definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 60 days prior (or such other period as is specified in the applicable Pricing Supplement) to the date fixed for redemption (the “Selection Date”). In the case of Redeemed Notes represented by Definitive Notes, a list of

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the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 30 days prior (or such other period as is specified in the applicable Pricing Supplement) to the date fixed for redemption. The aggregate principal amount of Redeemed Notes represented by Definitive Notes shall bear the same proportion to the aggregate principal amount of all Redeemed Notes as the aggregate principal amount of Definitive Notes outstanding bears to the aggregate principal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned principal amount, if necessary, shall be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate principal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this sub-paragraph (d) and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 13 at least 10 days prior (or such other period as is specified in the applicable Pricing Supplement) to the Selection Date.

(e) Put Option-Redemption at the Option of the Noteholders

If the applicable Pricing Supplement specifies that the Noteholders have an option to redeem the Notes, upon the Noteholder giving the relevant Issuer, in accordance with Condition 13, not less than 30 nor more than 60 days’ notice or such other period of notice as is specified in the applicable Pricing Supplement (which notice shall be irrevocable), such Issuer will, upon the expiration of such notice, redeem (in accordance with, the terms specified in the applicable Pricing Supplement) in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

In order to exercise its right to require redemption of any Notes in definitive form, the Noteholder must deliver the Note at the specified office of any Paying Agent outside the United States during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly signed and completed notice of exercise in the form obtainable from any specified office of any Paying Agent (a “Put Notice”), in which the holder must specify a bank account (or, if payment is by check, an address) to which payment is to be made under this Condition.

(f) Regulatory Limitations on Redemption

To the extent then required by applicable capital regulations, the Bank’s Subordinated Notes may require approval of the Comptroller before redemption prior to maturity, whether pursuant to acceleration or otherwise.

(g) Early Redemption Amounts

For purposes of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

(i) for Notes with a Final Redemption Amount equal to 100% of the principal amount, at the Final Redemption Amount thereof; or

(ii) for Notes (other than Zero Coupon Notes, but including Amortizing Notes, Indexed Notes, Installment Notes and Partly Paid Notes) with a Final Redemption Amount different from the nominal amount or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their nominal amount; or

(iii) for Zero Coupon Notes, at an amount (the “Amortized Face Amount”) equal to:

(A) the sum of (x) the Reference Price specified in the applicable Pricing Supplement multiplied by the face amount of the Note (the “Reference Price Amount”) and (y) the product of the Accrual Yield specified in the applicable Pricing Supplement (compounded annually) being applied to the Reference Price Amount from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

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(B) if the amount payable with respect to any Zero Coupon Note upon redemption pursuant to Condition 5(b), (c), (d) or (e) above or upon its becoming due and repayable as provided in Condition 9 is not paid or available for payment when due, the amount due and repayable with respect to such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in subparagraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the earlier of:

(1) the date on which all amounts due with respect to the Note have been paid; or

(2) the date on which the full amount of the monies repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 13.

The calculation of the Amortized Face Amount in accordance with this sub-paragraph (B) will continue to be made, before, as well as, after judgment, until the Reference Date, unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the principal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

Where such calculation is to be made for a period which is not a whole number of years, it shall be made on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed or such other calculation basis as may be specified in the applicable Pricing Supplement.

(h) Installment Notes; Amortizing Notes

If the Notes are Installment Notes, they will be redeemed in the Installment Amounts and on the date on which each installment is repayable (each, an “Installment Date”) as specified in the applicable Pricing Supplement. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (g) above. If the Notes are Amortizing Notes, they will be redeemed in the amounts and on the dates set forth on the Amortization Table specified in the applicable Pricing Supplement. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (g) above.

(i) Partly Paid Notes

If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (g) above.

(j) Indexed Notes

If the Notes are Indexed Notes, they will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(k) Repurchases

An Issuer and any of its affiliates may at any time repurchase Notes (provided that, in the case of Definitive Notes, all unmatured Receipts and Coupons attached thereto are repurchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or surrendered to any Paying Agent for cancellation, provided that any Notes reissued or resold comply with the selling restrictions set forth in Treasury Regulations Section 1.163-5 as if they were newly issued.

(l) Cancellation

All Notes which are redeemed will be canceled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so canceled and the Notes purchased and canceled pursuant to paragraph (k) above (together with all unmatured Receipts and Coupons canceled therewith) shall be forwarded to the Issuing and Principal Paying Agent and cannot be reissued or resold.

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6. Redenomination

If the applicable Pricing Supplement permits redenomination, Notes denominated in a currency that may be redenominated into euro, at the election of the relevant Issuer, may be subject to redenomination in the manner set out below. In relation to such Notes, the relevant Issuer, without the consent of the Noteholders, Receiptholders or Couponholders, on giving at least 30 days’ prior notice to Noteholders, Receiptholders, Couponholders, the Issuing and Principal Paying Agent, Euroclear and Clearstream, Luxembourg in accordance with Condition 13, may designate a “Redenomination Date” for the Notes, being (in the case of interest-bearing Notes) a date for payment of interest under the Notes (or in the case of Zero Coupon Notes, any date), in each case specified by the relevant Issuer in the notice given pursuant to this paragraph and falling on or after the date on which the relevant member state commences participation in the third stage of European Economic and Monetary Union pursuant to the EC Treaty and which falls before the date on which the currency ceases to be a sub-division of the euro.

Beginning on the Redenomination Date, notwithstanding the other provisions of the Conditions:

(i) the Notes and the Receipts shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note and Receipt in the Specified Currency, converted into euro at the rate for conversion established by the Council of the European Union pursuant to the EC Treaty (including compliance with rules relating to rounding in accordance with European Community regulations) provided that, if the relevant Issuer determines, with the agreement of the Agent (which agreement shall not be unreasonably withheld), that the then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the relevant Issuer shall promptly notify the Noteholders, any stock exchange on which the Notes may be listed and any Paying Agent of such deemed amendment;

(ii) if Definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the relevant Issuer in the denominations of euro 0.01, euro 1,000, euro 10,000, euro 100,000 and such other denominations as the Issuing and Principal Paying Agent determines and gives notice of to the Noteholders;

(iii) if Definitive Notes have been issued prior to the Redenomination Date, all unmatured Receipts and Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void from the date on which the relevant Issuer gives the notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the relevant Issuer. New certificates in respect of euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Issuing and Principal Paying Agent may specify and shall be stated to Noteholders in the Exchange Notice;

(iv) after the Redenomination Date, all payments in respect of the Notes (other than payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro. Such payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee;

(v) the amount of interest in respect of Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Receipts or Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01; and

(vi) if the Notes are Floating-Rate Notes, the applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest.

In connection with such redenomination, the relevant Issuer, after consultation with the Issuing and Principal Paying Agent, may make such other changes to the Conditions applicable to the relevant Notes,

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including, without limitation, with respect to any Business Day, Fixed Day Count Fraction, Floating Day Count Fraction or other conventions as it may decide, so as to conform them to the then market practice in respect of euro-denominated debt securities issued in the Euromarkets, which are held in international clearing systems. Any such changes will not take effect until the next following Interest Payment Date after the Noteholders have been given notice in accordance with Condition 13.

The circumstances and consequences described in this Condition 6 and any resulting amendment to the Terms and Conditions of the Notes will not entitle any Noteholder (a) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the Notes, or (b) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief.

7. Taxation

An Issuer will pay a United States Alien such additional amounts of interest (“Additional Amounts”) as may be necessary so that every net payment of the principal of and interest on any Note or any Coupon appertaining thereto, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in such Note and the Coupons appertaining thereto; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(i) any tax, assessment or other governmental charge which would not have been so imposed but for:

(A) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States or any of its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

(B) such holder’s present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, private foundation or other tax-exempt entity or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax; or

(C) such holder’s status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

(ii) any tax, assessment or governmental charge that would not have been so imposed but for the failure of the holder to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States or any of its possessions of the holder or a beneficial owner of such Note or Coupon, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(iii) any tax, assessment or governmental charge that would not have been so imposed but for the presentation by the holder of such Note or Coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iv) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

(v) any tax, assessment or governmental charge which is payable otherwise than by withholding by the relevant Issuer or a Paying Agent from the payment of the principal of or interest on any Note or Coupon;

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(vi) any tax, assessment or governmental charge imposed solely because the payment is to be made by a particular Paying Agent or a particular office of a Paying Agent and would not be imposed if made by another Agent or by another office of this Agent;

(vii) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the relevant Issuer entitled to vote;

(viii) any tax, assessment or other governmental charge imposed on a payment of principal or interest (or any other payment) on any Dual Currency Note or Indexed Note unless the applicable Pricing Supplement expressly provides that the Issuer will pay Additional Amounts with respect to such Note;

(ix) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings, including any directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (any such directive being the “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive;

(x) any Note presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(xi) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) or (x); nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Note or Coupon to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent either (A) such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the Noteholder or Couponholder, or (B) the Noteholder does not provide a statement, in the form, manner and time required by applicable United States income tax laws, from such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary concerning its nationality, residence, identity or connection with the United States.

“United States Alien” means any corporation, partnership, entity, individual or fiduciary that is for United States federal income tax purposes (A) a foreign corporation, (B) a foreign partnership to the extent one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a foreign estate or trust, (C) a non-resident alien individual or (D) a foreign estate or trust.

Except as specifically provided herein and in the Amended and Restated Agency Agreement, the relevant Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever any Additional Amounts are to be paid on Notes or Coupons, the relevant Issuer will give notice to the Issuing and Principal Paying Agent and the other Paying Agents, as provided in the Amended and Restated Agency Agreement.

8. Prescription

The Notes, Receipts and Coupons will become void unless presented for payment within a period of five years after the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the Issuing and Principal Paying Agent or other relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13.

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No Coupon sheet issued upon exchange of a Talon shall include a Coupon on which the claim for payment would be void pursuant to this Condition or Condition 4(b) or any Talon which would be void pursuant to Condition 4(b).

9. Events of Default

(a) Events of Default in Relation to Senior Notes

The occurrence of any of the following events with respect to any Series of Senior Notes of an Issuer shall constitute an “Event of Default” with respect to such Series:

(i) the relevant Issuer shall fail to pay the principal amount of any of the Notes when due whether at maturity or upon early redemption or otherwise; or

(ii) the relevant Issuer shall fail to pay any installment of interest, other amounts payable or Additional Amounts on any of the Notes for a period of 30 days after the due date; or

(iii) the relevant Issuer shall fail duly to perform or observe any other term, covenant or agreement applicable to Senior Notes contained in any of the Notes or in the Amended and Restated Agency Agreement for a period of 90 days after the date on which written notice of such failure, requiring such Issuer to remedy the same, shall first have been given to such Issuer and the Issuing and Principal Paying Agent by the Noteholders of at least 33% in aggregate principal amount of the Notes at the time outstanding; provided, however, that in the event such Issuer within the aforesaid period of 90 days shall commence legal action in a court of competent jurisdiction seeking a determination that such Issuer had not failed duly to perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the relevant Issuer had failed to duly perform or observe one or more of such terms, covenants or agreements; or

(iv) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the relevant Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of such Issuer or for any substantial part of its property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) the relevant Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator (or similar official) of such Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

(b) Events of Default in Relation to Subordinated Notes

The occurrence of any of the following events with respect to any Series of Subordinated Notes of an Issuer shall constitute an “Event of Default” with respect to such Series:

(i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the relevant Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the relevant Issuer or for any substantial part of its respective property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) the relevant Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or

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shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the relevant Issuer or for any substantial part of its respective property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default shall occur and be continuing, then the holder of any Note may, at such holder’s option, by written notice to the relevant Issuer and the Issuing and Principal Paying Agent, declare the principal of such Note, the interest accrued or any other amounts then payable thereon (and Additional Amounts, if any, thereon) to be due and payable immediately and if any such Event of Default shall continue at the time of receipt of such written notice, such amounts shall become immediately due and payable, subject to the qualification in bold-type immediately below. Upon payment of such amount of principal, interest or other amounts payable (and Additional Amounts, if any), all of the relevant Issuer’s obligations in respect of payment of principal of, interest or other amounts payable on (and Additional Amounts, if any) such Note shall terminate. Interest on overdue principal, interest or other amounts payable (and Additional Amounts, if any) shall accrue from the date on which such principal, interest or other amounts payable (and Additional Amounts, if any) were due and payable to the date such principal, interest or other amounts payable (and Additional Amounts, if any) are paid or duly provided for, at the rate borne by the Notes (to the extent payment of such interest shall be legally enforceable).

Payment of principal, the interest accrued or other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of either Issuer. Payment of the principal, the interest accrued or other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may be accelerated only in the case of the bankruptcy or insolvency of the relevant Issuer. To the extent then required under applicable capital regulations of the Comptroller, no payment may be made on the Bank’s Subordinated Notes after an acceleration resulting from a bankruptcy or insolvency of the Bank without the prior approval of the Comptroller.

If an Event of Default with respect to the Notes, or an event which, with the passing of time or the giving of notice, or both, would be an Event of Default, shall occur and be continuing, the relevant Issuer shall notify the Issuing and Principal Paying Agent in writing of such Event of Default no later than the following Business Day after it becomes aware of such Event of Default, and the Issuing and Principal Paying Agent thereupon promptly shall notify all of the Noteholders of such Event of Default.

The relevant Issuer shall provide to the Issuing and Principal Paying Agent within 90 days after the end of each fiscal year of such Issuer, commencing with the fiscal year ending December 31, 2003, a certificate to the effect that as of the last day of such fiscal year there was then existing no default with respect to the Notes, as defined in this section. The Issuing and Principal Paying Agent shall make such certificate available for inspection during normal business hours but shall have no duty to the Noteholders in respect of such certificate.

For purposes of paragraph (a)(iii) above, any indebtedness which is in a currency other than U.S. Dollars shall be translated into U.S. Dollars at the “spot” rate for the sale of U.S. Dollars against the purchase of the Specified Currency as quoted by the Issuing and Principal Paying Agent on the calendar day in London corresponding to the calendar day on which such premature repayment becomes due or, as the case may be, such default occurs (or, if for any reason such a rate is not available on that day, on the earliest possible date thereafter).

If any Note shall become so repayable, it shall be repaid at its Early Redemption Amount (as defined in Condition 5(g)) together, if appropriate, with accrued interest thereon, such interest to accrue and be paid in accordance with Condition 3.

10. Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Principal Paying Agent in London (or such other place

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outside the United States as may be notified to Noteholders) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

11. Agent and Paying Agents

JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT, United Kingdom shall be the initial Issuing and Principal Paying Agent. J.P. Morgan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg-Grund initially shall be a Paying Agent.

The Issuers are entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i) so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(ii) there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(iii) there will at all times be an Agent; and

(iv) if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive (as defined in Condition 7).

In addition, each Issuer shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 4(b). Any variation, termination, appointment or change shall take effect only (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

12. Exchange of Talons

On and after the Fixed Interest Payment Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon, if any, forming part of such Coupon sheet, may be surrendered at the specified office of the Issuing and Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8. Each Talon, for purposes of these Terms and Conditions, shall be deemed to mature on the Fixed Interest Payment Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.

13. Notices

All notices regarding the Notes shall be published in a leading English language daily newspaper of general circulation in London and, so long as any Notes are listed on the Luxembourg Stock Exchange, in one leading newspaper with circulation in Luxembourg, pursuant to the rules of the Luxembourg Stock Exchange, and it is expected that such publication will be made in the Financial Times in London and the Luxemburger Wort in Luxembourg. Any such notice will be deemed to have been given on the date of such publication or, if published more than once, on the date of first publication. Couponholders of Notes shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this paragraph.

For so long as the Global Note(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, Luxembourg and until such time as any Definitive Notes are issued, if any are issued, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the Noteholders except that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so

4-I-24

require, notices also will be published in the Luxemburger Wort or any other leading Luxembourg newspaper. Any such notice to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to Noteholders on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg. If approved for listing, as long as the Notes are listed on the Luxembourg Stock Exchange, any change in the Luxembourg paying and transfer agent or intermediary agent will be published in the Luxemburger Wort or another leading Luxembourg newspaper.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the related Note or Notes, with the Issuing and Principal Paying Agent. While any of the Notes are represented by a Global Note, such notice may be given by any Noteholder to the Issuing and Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg as the case may be, in such manner as the Issuing and Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg as the case may be, may approve for this purpose.

14. Meetings of Noteholders, Modification and Waiver

The Amended and Restated Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including approving by Extraordinary Resolution (as defined in the Amended and Restated Agency Agreement) a modification of the Notes, the Receipts, the Coupons or certain provisions of the Amended and Restated Agency Agreement. Such a meeting may be convened by the relevant Issuer or Noteholders holding not less than 33% in principal amount of the Notes that at such time remain outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in principal amount of the Notes that at such time remain outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts or Coupons (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or canceling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in principal amount of the Notes that at such time remain outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

Without the consent of the Noteholders, Receiptholders or Couponholders, the Agent and the Issuers may agree to modifications of or amendments to the Amended and Restated Agency Agreement, the Notes, the Receipts or the Coupons for any of the following purposes:

(i) to evidence the succession of another entity to an Issuer and the assumption by any such successor of the covenants of such Issuer in the Amended and Restated Agency Agreement, the Notes, Receipts or Coupons;

(ii) to add to the covenants of an Issuer for the benefit of the Noteholders, the Receiptholders or the Couponholders, or to surrender any right or power herein conferred upon such Issuer;

(iii) to relax or eliminate the restrictions on payment of principal and interest in respect of the Notes, Receipts or Coupons in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Noteholders, the Receiptholders or the Couponholders;

(iv) to cure any ambiguity, to correct or supplement any defective provision herein or any provision which may be inconsistent with any other provision herein;

(v) to make any other provisions with respect to matters or questions arising under the Notes, the Receipts, the Coupons or the Amended and Restated Agency Agreement, provided such action pursuant to this sub-clause (v) shall not adversely affect the interests of the Noteholders, the Receiptholders or the Couponholders; and

(vi) to permit further issuances of Notes in accordance with the terms of the Program Agreement.

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Any such modification or amendment shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification or amendment shall be notified to the Noteholders, the Receiptholders or the Couponholders in accordance with Condition 13 as soon as practicable thereafter.

15. Merger, Consolidation, Sale, Conveyance and Assumption

Any entity into which the Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any entity to which the Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall become, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, the successor Agent or, as the case may be, Paying Agent under the Amended and Restated Agency Agreement without the execution or filing of any paper or any further act on the part of the parties to the Amended and Restated Agency Agreement, unless otherwise required by the Issuers, and after the effective date all references in the Amended and Restated Agency Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer shall be given immediately to the Issuers by the relevant Agent or Paying Agent.

16. Additional Issuances

The Issuers from time to time without the consent of the relevant Noteholders, Receiptholders or Couponholders may create and issue additional notes having terms and conditions the same as (or the same in all respects except for the Issue Date, Interest Commencement Date and the Issue Price) Notes of an existing Series. These additional Notes shall be consolidated and form a single Series with the outstanding Notes of the existing Series.

17. Governing Law and Submission to Jurisdiction

The Amended and Restated Agency Agreement, the Notes and any Coupons, Receipts and Talons appertaining to the Notes shall be governed by and construed in accordance with the laws of the State of New York, United States, applicable to agreements made and to be performed wholly within such jurisdiction without regard to principles of conflicts of laws.

The Issuers submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan, solely for purposes of any legal action or proceeding brought to enforce its obligations hereunder or under any Coupon, Receipt or Talon. As long as any Note or Coupon remains outstanding, each Issuer shall either maintain an office or have an authorized agent in New York City upon whom process may be served in any such legal action or proceeding. Service of process upon an Issuer at its office or upon such agents with written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer in any such legal action or proceeding. Both Issuers have appointed CT Corporation System at 111 Eighth Avenue, New York, New York 10011 as its agent upon whom process may be served in any suit, action or proceeding relating to or arising out of the Amended and Restated Agency Agreement, the Notes or any Coupon, Receipt or Talon appertaining hereto, with a copy to the Corporation at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-23-01, Charlotte, North Carolina 28255, Attn: Corporate Treasury, and with a copy to the Bank at Bank of America, N.A., Bank of America Corporate Center, 100 North Tryon Street, NC1-007-23-01, Charlotte, North Carolina 28255, Attn: Corporate Treasury, in each case with a copy to Bank of America Corporation, Bank of America Corporate Center, Legal Department, 100 North Tryon Street, NC1-007-56-11, Charlotte, North Carolina 28255-0001, Attn: General Counsel.

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Schedule 4 to

Amended and Restated Agency Agreement

PART II

TERMS AND CONDITIONS OF THE INTERNOTES

The following are the Terms and Conditions of the Notes (also, the “Terms and Conditions” and each, a “Condition”) to be issued as InterNotes by the Corporation. The Terms and Conditions are incorporated by reference into each Global Note and will be attached to or endorsed upon each Definitive Note, if any are issued. In the event of any conflict between the provisions of this Part II to Schedule 4 and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

This Note is one of a series of Notes issued by Bank of America Corporation (the “Corporation”), pursuant to the Amended and Restated Agency Agreement dated as of August 1, 2003 (the “Amended and Restated Agency Agreement”), by and among the Corporation, Bank of America, N.A. (the “Bank”), JPMorgan Chase Bank, London Branch, as issuing and principal paying agent (the “Agent” and “Issuing and Principal Paying Agent”) which term shall include any successor agent, and the other paying agents named therein (together with the Issuing and Principal Paying Agent, the “Paying Agents” (which term shall include any additional or successor paying agents)). References herein to the “Notes” shall be references to Notes of this Series and shall mean (1) in relation to any Notes represented by a Global Note (as defined herein), units of the lowest denomination of such Notes (the “Specified Denomination”) payable in one or more currencies (each, a “Specified Currency”), (2) Definitive Notes (as defined herein), if any, issued in exchange for a Global Note and (3) any Global Note. The Notes and the Coupons (as defined herein) have the benefit of the Amended and Restated Agency Agreement. Each Note will be the obligation of the Corporation only and will not be an obligation of, or guaranteed by, the Bank.

Initially each tranche of Notes (“Tranche of Notes”) will be represented [by a temporary global note in bearer form (the “Temporary Global Note”) without interest coupons,]1 substantially in the form of Schedule 1 to the Amended and Restated Agency Agreement. The Temporary Global Note will be exchangeable, as provided in the Amended and Restated Agency Agreement, for beneficial interests in a permanent global note in bearer form (the “Permanent Global Note”), substantially in the form of Schedule 2 to the Amended and Restated Agency Agreement. The Temporary Global Note and the Permanent Global Note are together referred to as the “Global Notes” and each of them is a “Global Note.” Interests in a Global Note may be exchanged, free of charge to Noteholders, for definitive notes (“Definitive Notes”) with interest coupons attached (the “Coupons”) substantially in the form of Schedule 3 to the Amended and Restated Agency Agreement[, and talons for further Coupons (“Talons”) substantially in the form of Schedule 3 to the Amended and Restated Agency Agreement attached on issue only under certain limited circumstances described below].2 Any reference herein to Coupons or coupons, unless the context otherwise requires, shall be deemed to include a reference to Talons or talons. Any reference herein to “Noteholders” shall mean the holders of the Notes, and, in relation to any Notes represented by a Global Note, shall be construed as provided below. Any reference herein to “Couponholders” shall mean the holders of the Coupons, and, unless the context otherwise requires, shall include the holders of the Talons.

Interests in a Global Note will be exchangeable for Definitive Notes only if: (1) an Event of Default (as defined herein) occurs and is continuing, (2) the Corporation is notified that either Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, socíété anonyme (“Clearstream, Luxembourg”) has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) after the original issuance of the Notes or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Noteholders is available, or (3) the Corporation, after notice to the Agent, determines to issue the Notes in definitive form.

[1]	Modify if needed.
[2]	Delete if inapplicable.

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The Pricing Supplement for the Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions.

As used herein, “Series” means a Tranche of Notes, together with any further Tranche or Tranches of Notes, that are (1) expressly to be consolidated and form a single series and (2) identical in all respects (including as to listing) except for the date on which such Notes will be issued (the “Issue Date”), the date from which such Notes bear interest (if different from the Issue Date) (the “Interest Commencement Date”) and/or the price (expressed as a percentage of the principal amount of the Notes) at which such Notes will be issued (the “Issue Price”). The expressions “Notes of the relevant Series” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means Notes (whether in global or definitive form or both) that are identical in all respects (including as to listing).

Copies of the Amended and Restated Program Agreement, dated as of August 1, 2003 among the Corporation, the Bank and the Dealers (each, a “Dealer” and together, the “Dealers”) named or to be appointed thereunder (the “Program Agreement”) and the Pricing Supplement are available for inspection without charge at the specified offices of each of the Issuing and Principal Paying Agent and the other Paying Agents. Copies of all Pricing Supplements prepared with respect to Notes listed on the Luxembourg Stock Exchange will be available without charge at the office of the Paying Agent in Luxembourg. The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Amended and Restated Agency Agreement and the Pricing Supplement, which are binding on them.

Words and expressions defined in the Amended and Restated Agency Agreement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1. Form, Denomination and Title

The Notes are in bearer form.3 Definitive Notes, if any, are serially numbered, in the Specified Currency and the Specified Denomination(s).

This Note is [a Note bearing interest on a fixed rate basis (a “Fixed-Rate Note”)] [a Note bearing interest on a floating rate basis (a “Floating-Rate Note”)]. This Note is a Senior Note (as defined herein).

Notes in definitive form, issued only in certain limited circumstances, are to be issued with Coupons attached.

Subject as set forth below, title to the Notes and the Coupons will pass by delivery. The Corporation, the Replacement Agent (as defined in the Amended and Restated Agency Agreement) and any Paying Agent may deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next paragraph.

So long as any of the Notes are represented by a Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by the Corporation, the Issuing and Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, interest or other amounts on the Notes, the bearer of the relevant Global Note shall be treated by the Corporation, the Issuing and Principal Paying Agent and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant Global Note (the expressions “Noteholder” and

[3]	Modify if needed.

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“holder of Notes” and related expressions shall be construed accordingly). Notes that are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg as the case may be.

[The Notes are issued in minimum denominations of              and increments of              in excess of             .]4 5

2. Status of the Senior Notes

The Notes may be issued in one or more Series as unsecured debt securities, that will be senior notes (“Senior Notes”).

The Notes issued by the Corporation are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”).

The Corporation’s Senior Notes will be unsecured and unsubordinated obligations of the Corporation and will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation.

There is no limitation on the issuance of additional Senior Indebtedness of the Corporation or the Corporation’s Subordinated Notes. Likewise, there is no limitation on the issuance of additional Senior Indebtedness of the Bank or the Bank’s Subordinated Notes, or other indebtedness of, or acceptance of deposits by, the Bank. The Corporation’s Subordinated Notes and the Bank’s Subordinated Notes are collectively referred to herein as “Subordinated Notes.”

“Senior Indebtedness” is defined as any indebtedness for money borrowed (including all indebtedness of the Corporation or the Bank for borrowed and purchased money of the Corporation or the Bank, all obligations of the Corporation or the Bank arising from off-balance sheet guarantees by the Corporation or the Bank and direct credit substitutes and obligations of the Corporation or the Bank associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Amended and Restated Agency Agreement, or is thereafter created, incurred or assumed, for which the Corporation or the Bank is at the time of determination responsible or liable as obligor, guarantor or otherwise for payment, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Subordinated Notes or any other indebtedness as to which the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness is subordinate in right of payment to any other indebtedness of the Corporation or the Bank.

Neither the Corporation nor the Bank shall make any payment on account of principal of, premium, if any, interest or other amounts payable, if any, on its Subordinated Notes or purchase any of its Subordinated Notes, either directly or indirectly, if (1) any default or Event of Default with respect to any of its Senior Indebtedness shall have occurred and be continuing and (2) it shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any of its Senior Indebtedness (or the representative or representatives of such holders).

Until all Senior Indebtedness of the Corporation or the Bank is paid in full, the holders of that entity’s Subordinated Notes will be subrogated (equally and ratably with the holders of all indebtedness of the Corporation or the Bank that, by its express terms, ranks on a parity with its Subordinated Notes, and is entitled to like rights of subrogation) to the rights of the holders of its Senior Indebtedness to receive payments or distributions of the assets of the Corporation or the Bank, respectively.

[4]	Revise as applicable. Please note that the minimum denomination permitted for each Note will be such as may be allowed or required by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Specified Currency.
[5]	Notes issued in sterling must have a maturity date that is at least one year from the issue date; otherwise, the Notes may be classified as commercial paper for which certain minimum denominations (£100,000) and primary distribution requirements must be met.

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If the Corporation or the Bank repays any of its Subordinated Notes before the required date or in connection with a distribution of its assets to creditors pursuant to a dissolution, winding up, liquidation or reorganization, any principal, premium, if any, interest or other amounts payable will be paid to the holders of that entity’s Senior Indebtedness before any holders of that entity’s Subordinated Notes are paid. In addition, if such amounts were previously paid to the holders of its Subordinated Notes, the holders of its Senior Indebtedness shall have first rights to such amounts previously paid.

No modification or amendment of the subordination provisions of the Corporation’s or the Bank’s Subordinated Notes and any related coupons in a manner adverse to the holders of that entity’s Senior Indebtedness may be made without the consent of the holders of all outstanding Senior Indebtedness of that entity affected thereby.

There are no limitations on the ability of the Corporation or the Bank to incur additional indebtedness.

3. Interest

[(a) Interest on Fixed-Rate Notes

Each Fixed-Rate Note bears interest on its outstanding nominal amount at the rate(s) of              per annum from (and including) • (the “Interest Commencement Date”) to (but excluding) • (the “Maturity Date”).6 Interest will be payable in arrears on [•,•]7 in each year (each, an “Interest Payment Date”) and on the Maturity Date if it does not fall on an Interest Payment Date. The first interest payment will be made on the first Interest Payment Date following the Interest Commencement Date.

If any Interest Payment Date is not a Payment Business Day (as defined in Condition 4(c)), then payment on a Fixed-Rate Note shall be paid as provided in Condition 4(c).

[The amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period (as defined below) ending on (but excluding) such date will be the Fixed Coupon Amount as specified irrespective of any calculation based on the Rate(s) of Interest (as defined in Condition 3(c)) and any applicable Fixed Day Count Fraction (if any).]8

As used in these Conditions, “Fixed Interest Period” means the period from, and including, an Interest Payment Date (or, if none, the Interest Commencement Date) to, but excluding, the next (or first) Interest Payment Date.

[If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest specified herein to each Specified Denomination, multiplying such sum by the applicable Fixed Day Count Fraction and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.]9

“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 3(a):

[Use (i) or (ii) below if “Actual/Actual (ISMA)” applies:]

[(i) the number of days in such Accrual Period divided by the product of (A) the number of days in such Determination Period and (B) the • determination dates (“Determination Dates”), that would occur in one calendar year assuming interest were payable in respect of the whole of that year;]10 or

[6]	Modify this sentence if a different method of calculation is used.
[7]	Modify as appropriate.
[8]	Use this text if transaction involves a Fixed Coupon Amount.
[9]	Modify if needed.
[10]	For Notes where the Accrual Period is equal or shorter than the Determination Period during which the Accrual Period Ends.

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(ii) [the sum of:

(A) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) • Determination Dates that would occur in one calendar year assuming interest were payable in respect of the whole of that year; and

(B) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest were payable in respect of the whole of that year.]11

[Use the following if “30/360” applies:]

[the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.]

“Accrual Period” means the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Issue Date or, if different from the Issue Date, the Interest Commencement Date) to (but excluding) the relevant Interest Payment Date.

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“Sub-unit” means, with respect to euro, one cent, and, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency.]

[(a) Interest on Floating-Rate Notes

(i) Interest Payment Dates

Each Floating-Rate Note bears interest on its outstanding nominal amount from (and including)                      (the “Interest Commencement Date”). Interest will be payable in arrears on [the Interest Payment Date(s) (each, an “Interest Payment Date”) in each year specified herein] [each date (each, an “Interest Payment Date”) that falls the number of months or other period specified herein after the preceding Interest Payment Date, or in the case of the first Interest Payment Date, after the Interest Commencement Date.]

Interest will be payable in respect of each “Interest Period” (which expression shall mean, in these Terms and Conditions, the period from (and including), an Interest Payment Date (or the Interest Commencement Date), to (but excluding) the next, or first Interest Payment Date, as the case may be.

If any Interest Payment Date (or other date) falls on a day that is not a Business Day (as defined herein), it shall be postponed to the next day that is a Business Day unless it would fall into the next calendar month, in which event such Interest Payment Date (or other such date) shall be brought forward to the immediately preceding Business Day.

(ii) Rate of Interest

The Rate of Interest payable on the Floating-Rate Notes is set forth herein.

[ISDA Determination for Floating-Rate Notes [Delete this Section if not applicable.]

The Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the Pricing Supplement) the margin (the “Margin”), if any. For purposes of this sub-paragraph, the “ISDA

[11]	For Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends.

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Rate” for an Interest Period means a rate determined by the Issuing and Principal Paying Agent or such other person specified in the applicable Pricing Supplement that is equal to the Floating-Rate under an interest rate swap transaction if the Issuing and Principal Paying Agent or such other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. and as amended and updated at the issue date of the first Tranche of InterNotes of the relevant Series) (the “ISDA Definitions”) and under which:

(1) the Floating Rate Option is as specified herein;

(2) the relevant Interest Commencement Date is the Effective Date;

(3) the Designated Maturity is the period specified herein;

(4) the relevant Reset Date is [the first day of that Interest Period if the applicable Floating-Rate Option is based on the London interbank offered rate (“LIBOR”) or ] [the Euro-Zone interbank offered rate (“Euribor”) for a currency;] and12

(5) all other terms are as specified herein.

For purposes of this sub-paragraph (A), “Euro-Zone” shall have the meaning set forth below and “FloatingRate,” “Calculation Agent,” “Floating Rate Option,” “Effective Date,” “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.]

[Screen Rate Determination [Delete this Section if not applicable.]

The Rate of Interest for each Interest Period (the “Screen Rate Determination”) will be, subject as provided below, either:

(1) the offered quotation (if there is only one quotation on the relevant screen page (the “Relevant Screen Page”)), whatever its designation; or

(2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations;

(expressed as a percentage rate per annum) for the rate (the “Reference Rate”) by reference to which the Rate of Interest is to be determined that appears or appear, as the case may be, on the Relevant Screen Page on which the Reference Rate is for the time being displayed on the Reuter Monitor Money Rates Service or the appropriate display on Bridge Telerate, Inc.13 at 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the dates on which the Rate of Interest is to be determined (each, an “Interest Determination Date”) plus or minus the Margin, if any, all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, only one of such quotations) and the lowest (or, if there is more than one such lowest quotation, only one of such quotations) shall be disregarded by the Calculation Agent for purposes of determining the arithmetic mean of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case at the time specified in the preceding paragraph, the Calculation Agent shall at its sole discretion request the principal London office of each of the Reference Banks (as defined herein) to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary, with

[12]	Modify if not LIBOR or Euribor.
[13]	Specify alternative service, if applicable.

4-II-6

0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin, if any, all as determined by the Calculation Agent.

If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum that the Calculation Agent determines to be the arithmetic mean (rounded as provided above) of the rates, as communicated to (and at the request of) the Calculation Agent by any two or more of the Reference Banks, at which such banks were offered, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London interbank market in the case of LIBOR, or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any. If fewer than two of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest shall be the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, any one or more banks informs the Calculation Agent it is quoting to leading banks in the London interbank market in the case of LIBOR or leading banks in the Euro-Zone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

“Reference Banks” means, in the case of (1) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and in the case of (2) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

“Euro-Zone” means the region comprised of member states of the European Union that have adopted the euro as the single currency in accordance with the EC Treaty.

[Revise this section if the Reference Rate is other than LIBOR or Euribor.]

(iii) Determination of Rate of Interest and Calculation of Interest Amounts

The Calculation Agent, at or as soon as practicable after each time at which the Rate of Interest is to be determined, will determine the Rate of Interest (subject to any specified Minimum Interest Rate (as defined herein) or Maximum Interest Rate (as defined herein)) and calculate the amount of interest (the “Interest Amount”) payable on the Floating-Rate Notes for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest for such Interest Period to the minimum Specified Denomination, multiplying such sum by the applicable Floating Day Count Fraction (as defined herein) and rounding the resulting figure to the nearest U.S. Cent (or its approximate equivalent in the relevant Specified Currency), with $.005 (or its approximate equivalent in the relevant Specified Currency) being rounded upwards. The Calculation Agent’s determination of the Rate of Interest and calculation of each Interest Amount shall be conclusive and binding on all parties in the absence of manifest error.

“Floating Day Count Fraction” shall have the meaning ascribed to “Day Count Fraction” in the ISDA Definitions14.

[14]	Revise if needed. If “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the Floating Day Count Fraction shall be the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

4-II-7

(iv) Notification of Rate of Interest and Interest Amount

The Calculation Agent will notify the Corporation and any stock exchange on which the Floating-Rate Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period, the relevant Interest Payment Date and any other item determined or calculated by it in accordance with the provisions hereof. The Calculation Agent also shall publish such notice in accordance with Condition 13 as soon as possible after any determination, but in no event later than the fourth London Business Day thereafter. In connection with any Floating-Rate Notes listed on the Luxembourg Stock Exchange, the Calculation Agent will notify the exchange of the Rate of Interest, the Interest Period and each Interest Amount no later than the first day of the commencement of each new Interest Period. Both the Interest Amount and Interest Payment Dates subsequently may be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the Floating-Rate Notes are listed will be notified promptly of any amendment in accordance with Condition 13. For purposes of this sub-paragraph (iv), the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.

(v) Certificates to Be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (a), by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be binding on the Corporation, the Calculation Agent, the other Paying Agents and all Noteholders and Couponholders and (in the absence of the aforesaid) the Calculation Agent shall not be liable to the Corporation, the Noteholders or the Couponholders in connection with the exercise by it of its powers, duties and discretions pursuant to such provisions.]

(b) Accrual of Interest

Each Note (or in the case of the redemption of only part of a Note, only that part of such Note) will cease to bear interest, if any, from the date for its redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (after, as well as before, judgment) until the earlier of:

(i) the date on which all amounts due in respect of such Note have been paid; or

(ii) five days after the date on which the Issuing and Principal Paying Agent has received the full amount of the monies payable and notice to that effect has been given in accordance with Condition 13 or individually.

(c) Rate of Interest

As used in these Conditions, “Rate of Interest” means the rate, or each rate, of interest in respect of each interest-bearing Note determined in accordance with the provisions of this Condition 3.15

(d) Limitations on Interest

[The Pricing Supplement may specify a minimum rate at which the Notes bear interest (a “Minimum Interest Rate”). If the Rate of Interest determined in accordance with the provisions of this Condition 3 is less than the specified Minimum Interest Rate, the Rate of Interest shall be such Minimum Interest Rate.]16 [Subject to the provisions of the next paragraph, the Pricing Supplement may specify a Maximum Interest Rate. If the Rate of Interest determined in accordance with the provisions of this Condition 3 is greater than the maximum rate at which the Notes bear interest (the “Maximum Interest Rate”), the Rate of Interest

[15]	This paragraph may need to be modified if a method of calculation is used that varies from those set forth in this Condition 3.
[16]	Delete if not applicable.

4-II-8

shall be such Maximum Interest Rate.]17 The interest rate on any Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. [The limit may not apply to Floating-Rate Notes in which U.S. $2,500,000 or more has been invested.]18

4. Payments

(a) Method of Payment

Subject as provided below:

[(i) payments in a Specified Currency (other than euro) will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the Principal Financial Center of the country of such Specified Currency; provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Corporation, the Issuing and Principal Paying Agent or any Paying Agent; and]19

[(ii) payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that a credit or transfer may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in the United States or any of its possessions by any office or agency of the Corporation, the Issuing and Principal Paying Agent or any Paying Agent.]20

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.

(b) Presentation of Notes and Coupons

Except as provided below, payments of principal, if any, in respect of Definitive Notes will be made as provided in paragraph (a) above only against surrender of such Definitive Notes, and payments of interest in respect of Definitive Notes will be made only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States. Payments under paragraph (a) above made by check, at the option of the bearer of such Note or Coupon, shall be mailed or delivered to an address outside the United States furnished by such bearer. Subject to any applicable laws and regulations, any payments made by transfer will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States.

[Fixed-Rate Notes in definitive form should be presented for payment together with all related unmatured Coupons (which expression shall for this purpose include Coupons to be issued upon exchange of matured Talons). Failure to present the above will result in the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) being deducted from the sum due for payment. Each amount of principal so deducted will be paid as described above against surrender of the relative missing Coupon at any time before the expiration of five years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed-Rate Note becoming due and payable prior to its Maturity Date, all relevant unmatured Talons, if any, will become void and no further Coupons will be issued in respect of that Fixed-Rate Note.]21

[17]	Delete if not applicable.
[18]	Delete if Fixed-Rate Notes are issued.
[19]	Delete if inapplicable.
[20]	Delete if inapplicable.
[21]	Delete if inapplicable.

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[Upon the date on which any Floating-Rate Note in definitive form becomes due and payable, any related unmatured Coupons (whether or not attached), shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect of those Notes.]22

If the due date for redemption of any Definitive Note is not an Interest Payment Date, interest, if any, accrued in respect of such Note, from (and including) the preceding Interest Payment Date, or, as the case may be, the Interest Commencement Date, shall be payable only against surrender of the relevant Definitive Note.

Except as provided below, payments of principal, interest or other amounts payable, if any, in respect of Notes represented by a Global Note, will be made as specified above for Definitive Notes and otherwise as specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States and its possessions. The Paying Agent will record on each Global Note each payment made against presentation or surrender of such Global Note, distinguishing between any payment of principal, interest or other amounts payable, and such record shall be prima facie evidence that the payment has been made.

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Corporation will be discharged by payment to, or to the order of, the holder of such Global Note for each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg, as the beneficial holder of a particular nominal amount of Notes represented by such Global Note, must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Corporation to, or to the order of, the holder of such Global Note. No person other than the holder of such Global Note shall have any claim against the Corporation in respect of any payments due on that Global Note.

Notwithstanding the foregoing, U.S. Dollar payments of principal and interest in respect of the Notes will be made at the specified office of a Paying Agent in the United States or its possessions if:

(i) the Corporation has appointed Paying Agents with specified offices outside the United States and its possessions with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of principal, interest or other amounts payable on the Notes in the manner provided above when due in U.S. Dollars at such specified offices;

(ii) payment of the full amount of such principal, interest or other amounts payable at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. Dollars; and

(iii) such payment is then permitted under United States law without involving, in the opinion of the Corporation, adverse tax consequences for the Corporation.

(c) Payment Business Day

If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment of the amount due until the next following Payment Business Day. The holder shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Business Day” means any day (other than a Saturday or Sunday) that is:

(i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) [or                     23 (the “Additional Financial Center”)]; and

[22]	Delete if inapplicable.
[23]	Insert Additional Financial Center, if applicable.

4-II-10

(ii) a “Business Day,” which means a day that is both:

(A) a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and Charlotte, North Carolina [and                                  (“Additional Business Center(s)”)]24; and

(B) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET System”) or any successor thereto is operating.25

(d) Interpretation of Principal

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i) any Additional Amounts (as defined in Condition 7) that may be payable with respect to principal under Condition 7;

(ii) the Final Redemption Amount (as defined in Condition 5(a)) of the Notes;

(iii) the redemption amount (the “Early Redemption Amount”) in respect of the Notes payable on redemption for taxation reasons or following an Event of Default;26

(iv) each redemption amount (the “Optional Redemption Amount”), if any, of the Notes; and

(v) any premium and any other amounts that may be payable by the Corporation under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts that may be payable with respect to interest under Condition 7.

(e) Imposition of Exchange Controls

If the Corporation, after consulting with the Agent, reasonably determines that a payment on the Notes or Coupons cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country (other than as contemplated in the preceding paragraph (a)), such payment will be made outside the United States in U.S. dollars by a check drawn on, or by credit or transfer to an account maintained by the holder with a bank located outside the United States. The Agent, on receipt of the Corporation’s written instruction and at the expense of the Corporation, shall give prompt notice to the holders of the Notes if such determination is made. The amount of U.S. Dollars to be paid with respect to any such payment shall be the amount of U.S. Dollars that could be purchased by the Agent with the amount of the relevant currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. Dollars (for delivery in the Principal Financial Center of the Specified Currency two business days later) quoted by such bank at 10:00 a.m. local time in the Principal Financial Center of the relevant currency, on the second business day prior to the date the payment is due. [The Principal Financial Center of any country for the purpose of these Terms and Conditions shall be as provided in the 2003 ISDA Credit Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.]27

[24]	Delete if inapplicable.
[25]	Modify as appropriate.
[26]	Modify, if applicable, to reflect any changes to Condition 5(e) below.
[27]	Modify if needed.

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5. Redemption and Purchase

(a) At Maturity

Unless previously redeemed or purchased and canceled as specified below, each Note will be redeemed by the Corporation at par (the “Final Redemption Amount”) in the relevant Specified Currency on the Maturity Date.

(b) Redemption for Tax Reasons

The Notes may be redeemed at the option of the Corporation in whole, but not in part, at any time (in the case of Fixed Rate Notes) or on any Interest Payment Date (in the case of Floating-Rate Notes)28, on giving not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) to the Issuing and Principal Paying Agent and to the Noteholders, in accordance with Condition 13, if:

(i) on the occasion of the next payment due under the Notes, the Corporation has or will become obligated to pay Additional Amounts as discussed in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(ii) such obligation cannot be avoided by the Corporation taking reasonable measures available to it;

provided that, no such redemption notice shall be given earlier than 90 days prior to the earliest date on which the Corporation would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the publication of any redemption notice pursuant to this Condition, the Corporation shall deliver a certificate to the Issuing and Principal Paying Agent signed by the Chief Financial Officer or a Senior Vice President of the Corporation stating that the Corporation is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent, if any, to the redemption have occurred.

Notes redeemed pursuant to this Condition 5(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the redemption date.

(c) Special Tax Redemption

If the Corporation determines that any payment made outside the United States by the Corporation or any of its Paying Agents in respect of any Note or Coupon, under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information or other reporting requirement of any kind the effect of which is the disclosure to the Corporation, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Note or Coupon who is a United States Alien (as defined herein) (other than a requirement (a) that would not be applicable to a payment by the Corporation or any one of its Paying Agents (i) directly to the beneficial owner, or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien, provided that, in any case referred to in Clauses (a)(ii) or (b), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement, or (c) that would not be applicable to a payment by at least one Paying Agent of the Corporation), the Corporation shall at its option either:

(x) redeem the Notes in whole, but not in part, at any time (in the case of Fixed Rate Notes) or on any Interest Payment Date (in the case of Floating Fixed Rate Notes), at a price equal to the Early Redemption Amount, together if appropriate with interest accrued to (but excluding) the date of redemption, or

(y) if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.

[28]	Delete if Fixed Rate transaction.

4-II-12

The Corporation shall make such determination as soon as practicable and publish prompt notice thereof (the “Determination Notice”) stating the effective date of such certification, documentation, information or other reporting requirement, whether the Corporation will redeem the Notes or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Notes must take place, as provided in the next succeeding sentence. If the Notes are to be redeemed pursuant to this paragraph (c), such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Corporation shall elect by notice to the Issuing and Principal Paying Agent at least 45 days before the redemption date. Notice of such redemption of the Notes will be given to the Noteholders not more than 60 nor less than 30 days prior to the redemption date by publication in accordance with Condition 13. Notwithstanding the foregoing, the Corporation shall not redeem the Notes if it shall subsequently determine not less than 30 days prior to the redemption date, that subsequent payments on the Notes and Coupons would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Corporation shall give prompt notice of such subsequent determination by publication in accordance with Condition 13 and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Corporation may elect to pay as additional interest such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Corporation or any of its Paying Agents in respect of any Note or any Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity, other than status as a United States Alien, of such beneficial owner be disclosed to the Corporation, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the presentation of such Note or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in such Note or Coupon to be then due and payable. If the Corporation elects to pay Additional Amounts pursuant to this paragraph, it shall have the right to redeem the Notes in whole, but not in part, at any time (in the case of Fixed Rate Notes) or on any Interest Payment Date (in the case of Floating-Rate Notes)], subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Corporation elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Corporation shall redeem the Notes pursuant to the provisions of the immediately preceding paragraph.

For purposes of this paragraph (c), the terms “Additional Amounts” and “United States Alien” have the meanings given in Condition 7.

(d) Call Option-Redemption at the Option of the Corporation

[If the Corporation gives:

(i) not less than [30] nor more than [60] days’ notice in accordance with Condition 13 to the Noteholders;29 and

(ii) not less than seven London Business Days before giving notice as referred to in (i), notice to the Issuing and Principal Paying Agent];

(both of which notices shall be irrevocable), the Corporation may redeem all or only some of the Notes then outstanding on [•, •]30 (each, an “Optional Redemption Date”) and at the Optional Redemption Amount(s) equal to [$/£/€ •] together, if appropriate, with interest accrued to (but excluding) the Optional

[29]	Modify if needed.
[30]	Modify if needed.

4-II-13

Redemption Date(s). Any such redemption must be of a principal amount equal to the minimum principal amount of the Notes permitted to be redeemed at any time (the “Minimum Redemption Amount”) [or [indicate calculation of higher redemption amount, if applicable] (each, a “Higher Redemption Amount”)]. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by Definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than [60] days prior to the date fixed for redemption (the “Selection Date”). In the case of Redeemed Notes represented by Definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than [30] days prior to the date fixed for redemption. The aggregate principal amount of Redeemed Notes represented by Definitive Notes shall bear the same proportion to the aggregate principal amount of all Redeemed Notes as the aggregate principal amount of Definitive Notes outstanding bears to the aggregate principal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned principal amount, if necessary, shall be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate principal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this sub-paragraph (d) and notice to that effect shall be given by the Corporation to the Noteholders in accordance with Condition 13 at least [10] days prior to the Selection Date. For purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.]31

(e) Early Redemption Amounts

For purposes of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount [, which shall be equal to the Final Redemption Amount thereof32] [at their nominal amount33].

(f) Repurchases

The Corporation and any of its affiliates may at any time repurchase Notes (provided that, in the case of Definitive Notes, all unmatured Coupons attached thereto are repurchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or surrendered to any Paying Agent for cancellation, provided that any Notes reissued or resold comply with the selling restrictions set forth in Treasury Regulations Section 1.163-5 as if they were newly issued.

(g) Cancellation

All Notes that are redeemed will be cancelled (together with all unmatured Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (f) above (together with all unmatured Coupons cancelled therewith) shall be forwarded to the Issuing and Principal Paying Agent and cannot be reissued or resold.

6. Redenomination

The provisions set forth in Condition 6 in the Offering Circular are not applicable.

7. Taxation

The Corporation will pay a United States Alien such additional amounts of interest (“Additional Amounts”) as may be necessary so that every net payment of the principal of and interest on any Note or any

[31]	Delete if inapplicable.
[32]	For Notes with a Final Redemption Amount equal to 100% of the principal amount.
[33]	For Notes with a Final Redemption Amount different from the nominal amount or which is payable in a Specified Currency other than that in which the Notes are denominated. Modify this text as appropriate.

4-II-14

Coupon appertaining thereto, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in such Note and the Coupons appertaining thereto; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(i) any tax, assessment or other governmental charge that would not have been so imposed but for:

(A) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States or any of its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein or having or having had a qualified business unit that has the U.S. Dollar as its functional currency;

(B) such holder’s present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, private foundation or other tax-exempt entity or controlled foreign corporation for United States tax purposes or a corporation that accumulates earnings to avoid United States federal income tax; or

(C) such holder’s status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

(ii) any tax, assessment or governmental charge that would not have been so imposed but for the failure of the holder to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States or any of its possessions of the holder or a beneficial owner of such Note or Coupon, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(iii) any tax, assessment or governmental charge that would not have been so imposed but for the presentation by the holder of such Note or Coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iv) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

(v) any tax, assessment or governmental charge that is payable otherwise than by withholding by the Corporation or a Paying Agent from the payment of the principal of or interest on any Note or Coupon;

(vi) any tax, assessment or governmental charge imposed solely because the payment is to be made by a particular Paying Agent or a particular office of a Paying Agent and would not be imposed if made by another Agent or by another office of this Agent;

(vii) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote;

(viii) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings, including any directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (any such directive being the “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive;

(ix) any Note presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

4-II-15

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix); nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Note or Coupon to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent either (A) such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the Noteholder or Couponholder, or (B) the Noteholder does not provide a statement, in the form, manner and time required by applicable United States income tax laws, from such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary concerning its nationality, residence, identity or connection with the United States.

“United States Alien” means any corporation, partnership, entity, individual or fiduciary that is for United States federal income tax purposes (A) a foreign corporation, (B) a foreign partnership to the extent one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a foreign estate or trust, (C) a non-resident alien individual or (D) a foreign estate or trust.

Except as specifically provided herein and in the Amended and Restated Agency Agreement, the Corporation shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever any Additional Amounts are to be paid on Notes or Coupons, the Corporation will give notice to the Issuing and Principal Paying Agent and the other Paying Agents, as provided in the Amended and Restated Agency Agreement.

8. Prescription

The Notes and Coupons will become void unless presented for payment within a period of five years after the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the Issuing and Principal Paying Agent or other relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13.

No Coupon sheet issued upon exchange of a Talon shall include a Coupon on which the claim for payment would be void pursuant to this Condition or Condition 4(b) or any Talon that would be void pursuant to Condition 4(b).

9. Events of Default

The occurrence of any of the following events with respect to any Series of Senior Notes of the Corporation shall constitute an “Event of Default” with respect to such Series:

(i) the Corporation shall fail to pay the principal amount of any of the Notes when due whether at maturity or upon early redemption or otherwise; or

(ii) the Corporation shall fail to pay any installment of interest, other amounts payable or Additional Amounts on any of the Notes for a period of 30 days after the due date; or

(iii) the Corporation shall fail duly to perform or observe any other term, covenant or agreement applicable to Senior Notes contained in any of the Notes or in the Amended and Restated Agency Agreement for a period of 90 days after the date on which the written notice of such failure, requiring the Corporation to remedy the same, shall first have been given to such Corporation and the Issuing and Principal Paying Agent by the Noteholders of at least 33% in aggregate principal amount of the Notes at the time outstanding; provided, however, that in the event the Corporation within the aforesaid period of 90 days shall commence legal action in a court of competent jurisdiction seeking a determination that the Corporation had not failed duly to perform or observe the term or terms, covenant or covenants or

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agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the Corporation had failed to duly perform or observe one or more of such terms, covenants or agreements; or

(iv) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or for any substantial part of its property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) the Corporation shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

10. Replacement of Notes, Coupons and Talons

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Principal Paying Agent in London (or such other place outside the United States as may be notified to Noteholders) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Corporation may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11. Agent and Paying Agents

JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT, United Kingdom shall be the initial Issuing and Principal Paying Agent. J.P. Morgan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg-Grund initially shall be a Paying Agent.

The Corporation is entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i) so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(ii) there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(iii) there will at all times be an Agent; and

(iv) if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, the Corporation will maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive (as defined in Condition 7).

In addition, the Corporation shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 4(b). Any variation, termination, appointment or change shall take effect only (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

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12. Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon, if any, forming part of such Coupon sheet, may be surrendered at the specified office of the Issuing and Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8. Each Talon, for purposes of these Terms and Conditions, shall be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

13. Notices

All notices regarding the Notes shall be published in a leading English language daily newspaper of general circulation in London and, so long as any Notes are listed on the Luxembourg Stock Exchange, in one leading newspaper with circulation in Luxembourg, pursuant to the rules of the Luxembourg Stock Exchange, and it is expected that such publication will be made in the Financial Times in London and the Luxemburger Wort in Luxembourg. Any such notice will be deemed to have been given on the date of such publication or, if published more than once, on the date of first publication. Couponholders of Notes shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this paragraph.

For so long as the Global Note(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, Luxembourg and until such time as any Definitive Notes are issued, if any are issued, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the Noteholders except that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices also will be published in the Luxemburger Wort or any other leading Luxembourg newspaper. Any such notice to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to Noteholders on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg. If approved for listing, as long as the Notes are listed on the Luxembourg Stock Exchange, any change in the Luxembourg paying and transfer agent or intermediary agent will be published in the Luxemburger Wort or another leading Luxembourg newspaper.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the related Note or Notes, with the Issuing and Principal Paying Agent. While any of the Notes are represented by a Global Note, such notice may be given by any Noteholder to the Issuing and Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg as the case may be, in such manner as the Issuing and Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg as the case may be, may approve for this purpose.

14. Meetings of Noteholders, Modification and Waiver

The Amended and Restated Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including approving by Extraordinary Resolution (as defined in the Amended and Restated Agency Agreement) a modification of the Notes, the Coupons or certain provisions of the Amended and Restated Agency Agreement. Such a meeting may be convened by the Corporation or Noteholders holding not less than 33% in principal amount of the Notes that at such time remain outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in principal amount of the Notes that at such time remain outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes or Coupons (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or canceling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned

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such meeting not less than one-third, in principal amount of the Notes that at such time remain outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Couponholders.

Without the consent of the Noteholders or Couponholders, the Agent, and the Corporation and the Bank may agree to modifications of or amendments to the Amended and Restated Agency Agreement, the Notes or the Coupons for any of the following purposes:

(i) to evidence the succession of another entity to the Corporation and the assumption by any such successor of the covenants of the Corporation in the Amended and Restated Agency Agreement, the Notes or Coupons;

(ii) to add to the covenants of the Corporation for the benefit of the Noteholders or the Couponholders, or to surrender any right or power herein conferred upon the Corporation;

(iii) to relax or eliminate the restrictions on payment of principal and interest in respect of the Notes or Coupons in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Noteholders or the Couponholders;

(iv) to cure any ambiguity, to correct or supplement any defective provision herein or any provision that may be inconsistent with any other provision herein;

(v) to make any other provisions with respect to matters or questions arising under the Notes, the Coupons or the Amended and Restated Agency Agreement, provided such action pursuant to this sub-clause (v) shall not adversely affect the interests of the Noteholders or the Couponholders; and

(vi) to permit further issuances of Notes in accordance with the terms of the Program Agreement.

Any such modification or amendment shall be binding on the Noteholders and the Couponholders and any such modification or amendment shall be notified to the Noteholders or the Couponholders in accordance with Condition 13 as soon as practicable thereafter.

15. Merger, Consolidation, Sale, Conveyance and Assumption

Any entity into which the Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any entity to which the Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall become, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, the successor Agent or, as the case may be, Paying Agent under the Amended and Restated Agency Agreement without the execution or filing of any paper or any further act on the part of the parties to the Amended and Restated Agency Agreement, unless otherwise required by the Corporation and the Bank, and after the effective date all references in the Amended and Restated Agency Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer shall be given immediately to the Corporation by the relevant Agent or Paying Agent.

16. Additional Issuances

The Corporation from time to time without the consent of the relevant Noteholders or Couponholders may create and issue additional notes having terms and conditions the same as (or the same in all respects except for the Issue Date, Interest Commencement Date and the Issue Price) Notes of an existing Series. These additional Notes shall be consolidated and form a single Series with the outstanding Notes of the existing Series.

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17. Governing Law and Submission to Jurisdiction

The Amended and Restated Agency Agreement, the Notes and any Coupons and Talons appertaining to the Notes shall be governed by and construed in accordance with the laws of the State of New York, United States, applicable to agreements made and to be performed wholly within such jurisdiction without regard to principles of conflicts of laws.

The Corporation submits to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan, solely for purposes of any legal action or proceeding brought to enforce its obligations hereunder or under any Coupon or Talon. As long as any Note or Coupon remains outstanding, the Corporation shall either maintain an office or have an authorized agent in New York City upon whom process may be served in any such legal action or proceeding. Service of process upon the Corporation at its office or upon such agents with written notice of such service mailed or delivered to the Corporation shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Corporation in any such legal action or proceeding. The Corporation has appointed CT Corporation System at 111 Eighth Avenue, New York, New York 10011 as its agent upon whom process may be served in any suit, action or proceeding relating to or arising out of the Amended and Restated Agency Agreement, the Notes or any Coupon or Talon appertaining hereto, with a copy to the Corporation at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-23-01, Charlotte, North Carolina 28255, Attn: Corporate Treasury, and with a copy to Bank of America Corporation, Bank of America Corporate Center, Legal Department, 100 North Tryon Street, NC1-007-56-11, Charlotte, North Carolina 28255-0001, Attn: General Counsel.

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Schedule 5 to

Amended and Restated Agency Agreement

FORM OF CERTIFICATE TO BE PRESENTED

BY EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

(the “Issuer”)

EURO MEDIUM-TERM NOTES DUE [YEAR OF MATURITY DATE/

REDEMPTION MONTH]

Series No. [    ]

Tranche No. [    ]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Amended and Restated Agency Agreement, as of the date hereof, $             principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate the income of which is subject to United States federal income taxation regardless of its source or any trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or to any other persons deemed a U.S. person under Regulation S under the Securities Act (“U.S. persons”), (ii) is owned by U.S. persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The Securities are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Amended and Restated Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

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We understand that this certification is required in connection with certain tax laws and certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated                     , [20    ]1

Yours faithfully,

[Euroclear Bank S.A./N.V., as operator of the Euroclear System]

or

[Clearstream Banking, société anonyme]

By:

[1]	To be dated no earlier than the Exchange Date.

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Schedule 6 to

Amended and Restated Agency Agreement

[FORM OF CERTIFICATE OF BENEFICIAL OWNER]

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

(the “Issuer”)

EURO MEDIUM-TERM NOTES DUE [YEAR OF MATURITY DATE/

REDEMPTION MONTH]

Series No. [    ]

Tranche No. [    ]

(the “Securities”)

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate the income of which is subject to United States federal income taxation regardless of its source or any trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or to any other persons deemed a U.S. person under Regulation S under the Securities Act (“U.S. persons”), (ii) are owned by U.S. person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The Securities are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that, except as set forth below in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchase the Securities in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [    ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of Definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

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We understand that this certification is required in connection with certain tax laws and certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     , 20    1

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certification relates.

[1]	To be dated no earlier than the fifteenth day prior to the Exchange Date.

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Schedule 7 to

Amended and Restated Agency Agreement

PROVISION FOR MEETINGS OF NOTEHOLDERS

1. As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i) “voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a) that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1) the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(2) the surrender of the certificate to the Paying Agent who issues the same;

(b) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii) “block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a) it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1) the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to the relevant Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b) it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c) the total number and (in the case only of Definitive Notes) the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d) one or more persons named in such document (each hereinafter called a “proxy”) is or are authorized and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction related and the Paying Agent

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with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(iii) References herein to the “Notes” are to the Notes in respect of which the relevant meeting is convened.

2. The Agent may at any time and, upon a requisition in writing of Noteholders holding not less than 33% in principal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Agent makes default for a period of seven days in convening such a meeting the same may be convened by the relevant Issuer or the requisitionists. Whenever the Agent is about to convene any such meeting it shall forthwith give notice in writing to the relevant Issuer and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place in the City of New York or London as the Agent may approve.

3. Notice of every meeting of Noteholders shall be published on behalf and at the expense of the relevant Issuer in accordance with Condition 13 of the Terms and Conditions of the Notes. Such notice shall set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be published at least twice, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the relevant Issuer (unless the meeting is convened by the relevant Issuer).

4. In case at any time the relevant Issuer or the holders of at least 33% in aggregate principal amount of the Notes outstanding shall have requested the Fiscal and Principal Paying Agent to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the relevant Issuer or Noteholders of Notes in the amount above specified may determine the time and the place in either of the locations designated in paragraph 2 hereof for such meeting and may call such meeting by giving notice thereof as provided in paragraph 3 hereof.

5. Any person (who may but need not be a Noteholder) nominated in writing by the relevant Issuer shall be entitled to the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman. To be entitled to vote at any meeting of Noteholders, a person shall be (i) a Noteholder of one or more Notes, or (ii) a person appointed by an instrument in writing as proxy for a Noteholder or Noteholders by such Noteholder or Noteholders, which proxy need not be a Noteholder. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Agent and its counsel and any representatives of the relevant Issuer and its counsel.

6. At any such meeting one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a majority in principal amount of the Notes shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate 67% in principal amount of the Notes for the time being outstanding, provided that, at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by an Extraordinary Resolution) namely:

(i) modification of the Maturity Date or, as the case may be, Redemption Month of the Notes or reduction or cancellation of the principal amount payable upon maturity; or

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(ii) reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the Rate of Interest in respect of the Notes; or

(iii) reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Pricing Supplement of any Floating Rate Note; or

(iv) modification of the currency in which payment under the Notes and/or the Coupons appertaining thereto are to be made; or

(v) modification of the majority required to pass an Extraordinary Resolution; or

(vi) the sanctioning of any such scheme or proposal as is described in paragraph 19(F) below; or

(vii) alternation of this proviso or the proviso to paragraph 7 below;

the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes whether or not they are present at the meeting, and on all holders of Coupons appertaining to such Notes.

7. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Noteholders (as provided in Section 4 hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in paragraph 3 hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 33% in principal amount of the Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Notes that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Condition 14) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Notes represented and voting at such meeting, provided that such amount shall be not less than 33% in principal amount of the Notes outstanding. Any Noteholder who has executed and delivered an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution effectively passed or decision taken at any meeting of the Noteholders duly held in accordance with this paragraph 7 shall be binding on all Noteholders whether or not present or represented at the meeting and whether or not notation of such decision is made upon the Notes.

8. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjournment meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

9. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

10. At any meeting, unless a poll is (before or on the declaration of the results of the show of hands) demanded by the Chairman or the relevant Issuer or by one or more persons present holding Notes or voting

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certificates or being proxies and holding or representing in the aggregate not less than two percent in principal amount of the Notes for the time being outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

11. Subject to paragraph 13 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the asking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

12. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

13. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14. Any director or officer of the relevant Issuer and its lawyers and other professional advisers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in sub-clause 1(b) of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the relevant Issuer, nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the relevant Issuer.

15. Subject as provided in paragraph 14 hereof at any meeting:

(A) on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote; and

(B) on a poll every person who is so present shall have one vote in respect of:

(i) in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency; and

(ii) in the case of a meeting of the holders of Notes denominated in more than one currency, each U.S. $1.00 or, in the case of a Note denominated in a currency other than U.S. Dollars, the equivalent of U.S. $l.00 in such currency at the Agent’s spot buying rate for the relevant currency against U.S. Dollars at or about 11:00 a.m. (London time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or such other amount as the Agent shall in its absolute discretion stipulate in principal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligation of the proxies named in any block voting instructions any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16. The proxies named in any block voting instruction need not be Noteholders.

17. Each block voting instruction together (if so requested by the relevant Issuer) with proof satisfactory to the relevant Issuer of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or

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adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

18. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer at its registered office (or such other place as may have been approved by the Agent of the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

19. A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 6 and 7 above) only namely:

(A) Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer and the Noteholders, the Receiptholders and the Couponholders or any of them.

(B) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, the Receiptholders and the Couponholders against the relevant Issuer or against any of its property whether such rights shall arise under this Agreement, the Notes, the Receipts or the Coupons or otherwise.

(C) Power to assent to any modification of the provisions contained in this Agreement or the Terms and Conditions, the Notes, the Receipts or the Coupons which shall be proposed by the relevant Issuer.

(D) Power to give any authority or sanction which under the provisions of this Agreement or the Notes is required to be given by Extraordinary Resolution.

(E) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interest of the Noteholders and to confer upon such committee or committees any powers or descriptions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F) Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(G) Power to approve the substitution of any entity in place of the relevant Issuer (or any previous substitute) as the principal debtor in respect of the Notes, the Receipts and the Coupons.

20. Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Agreement shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholder and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 of the Terms and Conditions of the Notes by the relevant Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such resolution.

21. The expression “Extraordinary Resolution” when used in this Agreement or the Terms and Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 66 2/3% of the votes given on such poll.

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22. Minutes of all resolutions and proceedings at every such meeting aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

23. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of Noteholders or of their representatives by proxy (and the serial number or numbers of the Notes held or represented by them). The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in paragraph 3 hereof and, if applicable, paragraph 8 hereof. Each copy shall be signed and verified by the affidavits of the chairperson and secretary of the meeting, and one such copy shall be delivered to the relevant Issuer and another to the Agent to be preserved by the Agent, the copy delivered to the Agent to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

24. Subject to all the provisions contained herein the Agent may without the consent of the relevant Issuer, the Noteholders or the Couponholders prescribe such further regulations regarding the requisition and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent may in its sole discretion think fit.

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Schedule 8 to

Amended and Restated Agency Agreement

[FORM OF PUT NOTICE]

[BANK OF AMERICA CORPORATION]/[BANK OF AMERICA, N.A.]

EURO MEDIUM-TERM NOTES DUE

[year of Maturity Date/Redemption Month]

Series No. [        ]

Tranche No. [            ]

By depositing this duly completed Notice with any Paying Agent for the Notes of the above Series (the “Notes”) the undersigned holder of such of the Notes [as are surrendered/ in respect of which an authority to Euroclear or Clearstream, Luxembourg is delivered] with this Notice and referred to below irrevocably exercises its options to have such Notes redeemed on [        ] under Condition 5(e) of the Notes.

The Notice relates to Notes in the aggregate principal amount of                                         , in the case of Definitive Notes bearing the following serial numbers:

If the Notes referred to above are to be returned to the undersigned under Clause 10(4) of the Amended and Restated Agency Agreement, they should be returned by post to:

Payment Instructions

Please make payment in respect of the above-mentioned Notes as follows:

(A) by [specify currency] check drawn on a bank in the place of payment determined in accordance with Condition 4(a) mailed to the above address.

(B) by transfer to the following [specify currency] account in the place of payment determined in accordance with Condition 4(a):

Bank:

Branch Address:

Branch Code:

Account Number:

Signature of holder:

[To be completed by recipient Paying Agent]

Received by:

[Signature and stamp of Paying Agent]

At its office at:

On:

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Notes

(A) The Amended and Restated Agency Agreement provides that Notes or authorities so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent.

(B) This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(C) The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

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Schedule 9 to

Amended and Restated Agency Agreement

FORM OF AMENDED AND RESTATED

CALCULATION AGENCY AGREEMENT

EURO MEDIUM-TERM NOTE PROGRAM

THIS AMENDED AND RESTATED CALCULATION AGENCY AGREEMENT (this “Agreement”) is made as of             , 200   AMONG:

(A) BANK OF AMERICA CORPORATION (the “Corporation”);

(B) BANK OF AMERICA, N.A. (the “Bank”; the Corporation and the Bank are each referred to as an “Issuer” and collectively, the “Issuers”); and

(C) JPMORGAN CHASE BANK, LONDON BRANCH (the “Calculation Agent”, which expression shall include its successor or successors as calculation agent hereunder).

WHEREAS:

(A) The Issuers have entered into an Amended and Restated Program Agreement (the “Program Agreement”) with the Dealers named therein dated as of August 1, 2003, under which the Issuers may issue Euro Medium-Term Notes (the “Notes”). The Issuers and the Dealers may amend and restate the Program Agreement from time to time in order to, inter alia, increase the aggregate principal amount of Notes that the Corporation or the Bank may have outstanding at any one time under the Program.

(B) The Notes will be issued subject to and with the benefit of an Amended and Restated Agency Agreement (the “Amended and Restated Agency Agreement”) dated as of August 1, 2003 and entered into among, inter alia, the Issuers, JPMorgan Chase Bank, London Branch, as Agent (the “Agent” which expression shall include its successor or successors under the Amended and Restated Agency Agreement) and the other parties named therein. The Amended and Restated Agency Agreement may be further amended and restated from time to time in connection with any amendment and restatement of the Program Agreement.

NOW IT IS HEREBY AGREED that:

1. Appointment of the Calculation Agent

(1) The Issuers hereby appoint JPMorgan Chase Bank, London Branch, as Calculation Agent in respect of each Series of Notes described in the Schedule hereto (the “Relevant Notes”) for the purposes set out in Clause 2 below, all upon the terms set forth herein. The agreement of the parties hereto that this Agreement is to apply to a specific Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto. As used herein, “Series” means a Tranche of Notes, together with any further Tranche or Tranche of Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing ) except for the date on which such Notes will be issued (the “Issue Date”), for interest bearing Notes, the date from which such Notes bear interest (if different from the Issue Date) and/or the price (expressed as a percentage of the principal amount of the Notes) at which such Notes will be issued. As used herein “Tranche” means Notes (whether global or Definitive form or both) which are identical in all respects (including as to listing).

(2) The appointment of the Calculation Agent shall continue as the Program may be amended from time to time until terminated in accordance with Clause 6.

2. Duties of Calculation Agent

The Calculation Agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the “Terms and Conditions”), including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.

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3. Fees

The Issuers shall continue the same fee arrangements agreed to with the Calculation Agent pursuant to the Calculation Agency Agreement, dated as of July 5, 1996, between the Corporation and the Calculation Agent.

4. Indemnity

(1) The Issuers shall indemnify and keep indemnified the Calculation Agent and any of its directors, officers, employees and agents against any losses, liabilities, costs, claims, actions or demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may reasonably incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, gross negligence or bad faith or that of its officers, directors, agents or employees, or the material breach by it of the terms of this Agreement.

(2) The Calculation Agent shall indemnify each of the Issuers and any of their respective directors, officers, employees and agents against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which either of the Issuers may reasonably incur or which may be made against either of the Issuers as a result of the Calculation Agent’s willful default, gross negligence or bad faith or that of its respective officers, directors, agents or employees or the material breach by it of the terms of this Agreement.

5. Conditions of Appointment

(1) In acting hereunder and in connection with the Relevant Notes the Calculation Agent shall act as agent of the Issuers and shall not assume thereby any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons”, respectively).

(2) In relation to each issue of Relevant Notes, the Calculation Agent hereby undertakes to the relevant Issuer to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein and in the Terms and Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Terms and Conditions against the Calculation Agent.

(3) The Calculation Agent may consult with legal and other professional advisers and the written opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(4) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the relevant Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Issuer or notification by any Reference Bank (as defined in the Amended and Restated Agency Agreement).

(5) The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuers and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or in connection with any other obligations of the Issuers as freely as if the Calculation Agent were not appointed hereunder.

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6. Termination of Appointment

(1) The Issuers may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes are outstanding:

(a) such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and

(b) notice shall be given in accordance with Condition 13 of the Terms and Conditions to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

(2) Notwithstanding the provisions of sub-clause (1) above, if at any time:

(a) the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all of any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b) the Calculation Agent fails duly to perform any function or duty imposed upon it by the Terms and Conditions and this Agreement,

the Issuers may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 13 of the Terms and Conditions as soon as practicable thereafter.

(3) The termination of the appointment pursuant to sub-clause (1) or (2) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4) The Calculation Agent may resign its appointment hereunder at any time by giving to each Issuer at least 90 days prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuers promptly shall give notice thereof to the holders of the Relevant Notes in accordance with Condition 13.

(5) Notwithstanding the provisions of sub-clauses (1), (2) and (4) above, so long as any of the Relevant Notes are outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuers or by the resignation of the Calculation Agent) shall not be effective unless upon the expiration of the relevant notice a successor Calculation Agent has been appointed. The Issuers agree with the Calculation Agent that if, by the day falling 10 days before the expiration of any notice under sub-clause (1) or (4) above, the Issuers have not appointed a replacement Calculation Agent, the Calculation Agent, on behalf of the Issuers, shall be entitled to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing.

(6) Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the Calculation Agent hereunder.

(7) If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuers or by the resignation of the Calculation Agent), the Calculation Agent shall on the day on which such termination takes effect shall deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(8) Any entity into which the Calculation Agent may be merged or converted, or any entity with which the Calculation Agent may be consolidated, or any entity resulting from any merger, conversion

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or consolidation to which the Calculation Agent shall be a party, or any entity to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, shall become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer forthwith shall be given to the Issuers and the Agent.

7. Communications

Any notice or communication given hereunder shall be sufficiently given or served:

(a) if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at the time of receipt; or

(b) if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

8. Descriptive Headings and Counterparts

(1) The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(2) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

9. Governing Law and Jurisdiction

(1) This Agreement is governed by, and shall be construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles.

(2) The Issuers and the Calculation Agent each hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement (together, the “Proceedings”). The Issuers and the Calculation Agent each irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuers and the Calculation Agent each agree that final judgment in the Proceedings brought in such a case may be enforced in any court in the jurisdiction to which an Issuer or the Calculation Agent is subject by a suit upon such judgment, provided that the service of process is effected upon the Issuers and the Calculation Agent in the manner specified in sub-clause (3) below or as otherwise permitted by law.

(3) As long as any of this Agreement remains in effect, each Issuer shall at all times either maintain an office or have an authorized agent in New York City upon whom process may be served in the Proceedings. Service of process upon either Issuer at its offices or upon such agent with written notice of such service mailed or delivered to the relevant Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon such Issuer in the Proceedings. The Issuers hereby appoint the New York office of CT Corporation System, presently situated at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes, and covenant and agree that service of process in the Proceedings may be made upon either Issuer at its office or at the specified offices of such agent (or such other addresses or at the offices of any other authorized agents which the relevant Issuer may designate by written notice to the Calculation Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

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IN WITNESS whereof this Agreement has been entered into the day and year first above written.

BANK OF AMERICA CORPORATION

By:
Name:
Title:

Bank of America Corporate Center
100 North Tryon Street
NC1-007-23-01
Charlotte, North Carolina 28255-0065
U.S.A.
Telephone: (704) 386-5972
Telefax No.: (704) 386-0270
Attention: Corporate Treasury

BANK OF AMERICA, N.A.

By:
Name:
Title:

Bank of America Corporate Center
100 North Tryon Street
NC1-007-23-01
Charlotte, North Carolina 28255
U.S.A.
Telephone No.: (704) 386-5972
Facsimile No: (704) 386-0270
Attention: Corporate Treasury

JPMORGAN CHASE BANK, LONDON BRANCH
Trinity Tower
9 Thomas More Street
London E1W 1YT
United Kingdom
Telephone: +44-120-234-7440
Telefax No.: +44-120-234-7601
Attention: Manager, Institutional Trust Services

By:
Name:
Title:

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SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series Number	Issue Date	Maturity Date	Title and Principal Amount	Annotation by Calculation Agent/Issuer

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